SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                           Trans Global Services, Inc.
                (Name of Registrant as Specified In Its Charter)

                                      N.A.
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        1)       Title of each class of securities to which transaction applies:
        ........................................................................
        2)       Aggregate number of securities to which transaction applies:
        ........................................................................
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ........................................................................
        4)       Proposed maximum aggregate value of transaction:
        ........................................................................
        5)       Total fee paid:
        ........................................................................

[X]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)       Amount Previously Paid: ...........................

        2)       Form, Schedule or Registration Statement No.: ................

        3)       Filing Party: ..............................

        4)       Date Filed: ..............................

                           Trans Global Services, Inc.
                               1770 Motor Parkway
                            Hauppauge, New York 11788

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                November 21, 1996

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Trans Global Services, Inc., a Delaware corporation (the "Company"), will be held at the Sheraton Park Avenue Hotel, 45 Park Avenue, New York, New York 10016, on Thursday, November 21, 1996, at 8:45 A.M. local time, for the purpose of considering and acting upon the following matters:

         (1) The approval of an amendment to the Company's certificate of incorporation to change the authorized capital stock of the Company by increasing the number of authorized shares of preferred stock, par value $.01 per share, from 2,000,000 shares to 20,000,000 shares and increasing the number of authorized shares of common stock, par value $.01 per share, from 20,000,000 shares to 50,000,000 shares.

         (2) The approval of an amendment to the Company's 1995 Long-Term Incentive Plan increasing the number of shares of Common Stock subject to such plan.

         Only stockholders of record at the close of business on November 4, 1996 are entitled to notice of, and to vote at, the Special Meeting. A list of stockholders eligible to vote at the Special Meeting will be available for inspection during normal business hours for purposes germane to the meeting during the ten days prior to the meeting at the offices of Esanu Katsky Korins & Siger, 605 Third Avenue, New York, New York 10158.

         The enclosed Proxy Statement contains information pertaining to the matters to be voted on at the Special Meeting.

                                         By order of the Board of Directors

                                                  Grazyna B. Wnuk, Secretary
Hauppauge, New York
November 8, 1996

THE MATTERS BEING VOTED ON AT THE SPECIAL MEETING ARE IMPORTANT TO THE COMPANY, AND CERTAIN OF THE MATTERS REQUIRE THE APPROVAL OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK. IN ORDER THAT YOUR VOTE IS COUNTED AT THE SPECIAL MEETING, PLEASE EXECUTE, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON AT THE SPECIAL MEETING IF THE PROXY IS REVOKED IN THE MANNER SET FORTH IN THE PROXY STATEMENT.

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Trans Global Services, Inc., a Delaware corporation (the "Company"), of proxies for use at a Special Meeting of Stockholders (the "Special Meeting") to be held at the Sheraton Park Avenue Hotel, 45 Park Avenue, New York, New York 10016, on Thursday, November 21, 1996 at 8:45 A.M. or at any adjournment thereof. Included as Exhibit A and B to this Proxy Statement are the Company's consolidated financial statements for the six months ended June 30, 1996 and 1995 (unaudited) and for years ended December 31, 1995 and 1994 and Management's Discussion and Analysis of Financial Condition and Results of Operations. This Proxy Statement is being mailed to stockholders of the Company on or about November 8, 1996.

         At the Special Meeting, stockholders will vote on (a) the approval of an amendment to the Company's certificate of incorporation to change the authorized capital stock of the Company by increasing the number of authorized shares of preferred stock, par value $.01 per share, from 2,000,000 shares to 20,000,000 shares and increasing the number of authorized shares of common stock, par value $.01 per share, from 20,000,000 shares to 50,000,000 shares, and (b) the approval of an amendment to the Company's 1995 Long-Term Incentive Plan increasing the number of shares of Common Stock subject to such plan.

         Stockholders are encouraged to review the detailed discussion presented in this Proxy Statement and either return the completed and executed proxy or attend the Special Meeting.

Record Date; Outstanding Shares; Voting Rights and Proxies

         Stockholders of record at the close of business on November 4, 1996 (the "Record Date"), are entitled to notice or and to vote at the Special Meeting. As of the close of business on the Record Date there were outstanding 17,846,651 shares of Common Stock. The holders of the Common Stock are entitled to one vote for each share owned of record on the Record Date. On the Record Date there were also outstanding 5,000 shares of Series F $6 Convertible Preferred Stock ("Series F Preferred Stock"). The Delaware General Corporation Law requires that any increase in the number of authorized shares of any class of capital stock requires the approval of the holders of a majority of the shares of such class. Accordingly, the approval of the amendment to the Company's certificate of incorporation requires both the approval of the holders of a majority of the shares of Common Stock outstanding on the Record Date and the approval of the holders of the Series F Preferred Stock. SIS Capital Corp. ("SISC"), the Company's principal stockholder, and Mr. Lewis S. Schiller, chief executive officer of the Company and SISC, were the holders of an aggregate of 7,730,000 shares of Common Stock on the Record Date, representing 42.0% of the Company's issued and outstanding Common Stock on such date, and 4,950 shares of Series F Preferred Stock representing 99% of the issued and outstanding shares of Series F Preferred Stock outstanding on such date.

         The presence in person or by proxy of holders of a majority of the shares of voting stock of the Company entitled to be voted shall be present in person or by proxy will constitute a quorum for the transaction of business at the Special Meeting. If a stockholder files a proxy or attends the Special Meeting, his or her shares are counted as being present at the Special Meeting for purposes of determining whether there is a quorum, even if the stockholder abstains from voting on all matters. The vote required for the approval of the proposals is set forth in the discussion of each proposal.

         Each stockholder of the Company is requested to complete, sign, date and return the enclosed proxy without delay in order to ensure that his or her shares are voted at the Special Meeting. The return of a signed proxy will not affect a stockholder's right to attend the Special Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by executing and returning a proxy bearing a later date, by giving a written notice of revocation to the Secretary of the Company, or by attending the Special Meeting and voting in person. There is no required form for a proxy revocation. All properly executed proxies not revoked will be voted at the Special Meeting in accordance with the instructions contained therein.

         If a proxy is signed and returned, but no specification is made with respect to any or all of the proposals listed therein, the shares represented by such proxy will be voted for all the proposals, including the Election of Directors. Abstentions and broker non-votes are not counted as votes "for" or "against" a proposal, but where the affirmative vote on the subject matter is required for approval, abstentions and broker non-votes are counted in determining the number of shares present or represented.

Cost of Solicitation

         The Company will bear the cost of soliciting proxies. In connection with the proxy soliciting material mailed to stockholders, employees, officers and directors of the Company may communicate with stockholders personally or by telephone, telegraph or mail to solicit their proxies. Such employees, officers and directors will not be additionally compensated for such solicitation efforts, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. The Company will request that brokers and other custodians, nominees and fiduciaries forward proxy material to the beneficial holders of the Common Stock held of record by such persons, where appropriate, and will, upon request, reimburse such persons for their reasonable out-of-pocket expenses incurred in connection therewith.


                       BENEFICIAL OWNERSHIP OF SECURITIES
                       ----------------------------------

         Set forth below is information as of October 21, 1996 as to each person owning of record or known by the Company, based on information provided to the Company by the persons named below, to own beneficially at least 5% of the Company's Common Stock, of each director and for all officers and directors as a group.

                                                                   Percent
                                                                of Outstanding
Name and Address(1)                       Shares                 Common Stock
----------------                        ------------            --------------
Lewis S. Schiller(2)                      15,640,000(3)                60.3%
160 Broadway
New York, NY 10038

SIS Capital Corp.                         14,104,500(4)                57.3%
Consolidated Technology Group Ltd.
160 Broadway
New York, NY 10038

Joseph G. Sicinski                         1,380,000(5)                 6.0%
1770 Motor Parkway
Hauppauge, NY 11788

Joel S. Kanter                             1,109,547(6)                 6.0%
8000 Towers Crescent Drive
Vienna, VA 22182

E. Gerald Kay                                305,000(7)                 1.7%
225 Long Avenue
Hillside, NJ 07205

Norman J. Hoskin                             300,000(8)                 1.7%
2200 Corporate Blvd.
Boca Raton, FL 33431

All directors and officers as a
 group (six individuals                   18,044,574(3),(5),(7),
 owning stock or warrants)                          (8), (9)           65.3%

------------

(1) Unless otherwise indicated, each person has the sole voting and sole investment power and direct beneficial ownership of the shares.

(2) Mr. Schiller is the chairman of the board and chief executive officer of Consolidated and chief executive officer of SISC. Accordingly, he has the right to vote the shares owned by SISC.

(3) Includes (a) 1,000,000 shares of Common Stock issuable upon conversion of shares of Series F Preferred Stock owned by Mr. Schiller, (b) 447,500 shares of Common Stock issuable upon the exercise of warrants held by Mr. Schiller, (c) 5,000 shares issuable upon exercise of an option held by Mr. Schiller, (e) 80,000 shares pursuant to an incentive stock option, which represents the number of shares as to which such option is presently exercisable; (e) 7,337,000 shares of Common Stock owned by SISC, (f) 3,950,000 shares of Common Stock issuable upon conversion of Series F Preferred Stock owned by SISC, and (g) 3,467,500 shares of Common Stock issuable upon exercise of warrants held by SISC.

(4) Includes (a) 3,950,000 shares of Common Stock issuable upon conversion of Series F Preferred Stock owned by SISC and (b) 3,467,500 shares of Common Stock issuable upon exercise of warrants held by SISC. SISC has granted Mr. Joseph G. Sicinski an option to purchase 800,000 of its shares of Common Stock.

(5) Includes (a) 80,000 shares of Common Stock issuable pursuant to an incentive stock option, which represents the number of shares as to which such option is presently exercisable, (b) 100,000 shares issuable upon exercise of a warrant held by Mr. Sicinski and (c) 800,000 shares of Common Stock issuable pursuant to an option granted by SISC to Mr. Sicinski.

(6) Includes (a) 300,000 shares of Common Stock issuable upon exercise of a warrant held by Mr. Kanter, (b) 5,000 shares issuable upon exercise of an option held by Mr. Kanter, (c) shares of Common Stock held by Walnut (503,036 shares), Windy City, Inc. ("Windy City") (2,567 shares), and the Kanter Foundation (97,699 shares), of each of which Mr. Kanter is a senior executive officer and/or director, and (d) shares of Common Stock issuable upon warrants held by Walnut (179,224 shares), Windy City (25,321 shares) and the Kanter Foundation (26,700) shares. Mr. Kanter disclaims beneficial interest in the shares owned by Walnut, Windy City and the Kanter Foundation.

(7) Represents 300,000 shares of Common Stock issuable upon exercise of a warrant and 5,000 shares issuable upon exercise of an option held by Mr. Kay.

(8) Represent 300,000 shares of Common Stock issuable upon exercise of a warrant held by Mr. Hoskin.

(9) Includes 80,000 shares of Common Stock issuable upon exercise of an incentive stock option held by one other officer.


Executive Compensation

         Set forth below is information with respect to compensation paid or accrued by the Company and its predecessor to their respective chief executive officers and to each other officer whose compensation exceeded $100,000 for 1995, 1994 or 1993. Such Information reflects compensation paid during such years by its subsidiaries, Avionics Research Holdings, Inc. ("Holdings"), which was acquired in December 1993, and Resource Management International, Inc. ("RMI"), which was acquired in November 1994.


                                                       Annual Compensation              Long-Term Compensation (Awards)
                                                                                      Restricted Stock        Options, SARs
Name and Principal Position                Year          Salary          Bonus        Awards (Dollars)           (Number)
---------------------------                ----        ----------      ---------      ----------------        -----------
Milton E. McNally, CEO of the              1995        $ 45,000          --             --                      --(2),(3)
 Company prior to May 1995                 1994         123,647          --             --                    30,000(3)
                                           1993          95,000        $18,903(1)       $176,250(2)               62,500(2)
Lewis S. Schiller, CEO of Trans            1995          --              --             --                      --
 Global and CEO of the Company             1994          --              --             --                      --
 since May 19954                           1993          --              --             --                      --
Joseph G. Sicinski, President of Trans     1995         178,000          --             --                    250,000(5)
 Global and President of the Company       1994         110,000         15,000          --                      --
 since May 1995                            1993          96,612          --             --                      --

----------

(1) Represents compensation paid to Mr. McNally prior to the Company's initial public offering in February 1994 equal to 1% of the sales of one of the Company's subsidiaries.

(2) Represents the amount by which the initial public offering price of the Common Stock ($6.50 per unit) exceeds the exercise price of options granted to Mr. McNally in November 1993 ($3.00 per share as to 50,000 shares and $6.40 per share as to 12,500 shares). In February 1995, the exercise price of the options was reduced to $2.25 per share. Set forth below is information as to the vesting and exercise price of such options:


         Shares Subject   Date of   Initial Exercise   Amended Exercise
            to Option     Vesting        Price              Price
         --------------   -------   ----------------   ----------------
            25,000        11/1/93        $3.00              $2.25
             8,334        11/1/94         3.00               2.25
             8,333        11/1/95         3.00               2.25
             8,333        11/1/96         3.00               2.25
             2,500        11/1/94         6.40               2.25
             2,500        11/1/95         6.40               2.25
             2,500        11/1/96         6.40               2.25
             2,500        11/1/97         6.40               2.25
             2,500        11/1/98         6.40               2.25


(3) In May 1994, Mr. McNally was granted fully vested options to purchase 30,000 shares of Common Stock at $5.00 per share, being equal to the fair market value on the date of grant. In February 1995, the exercise price of the options was reduced to $2.25 per share.

(4) Mr. Schiller received no compensation from the Company. Effective December 31, 1994, Consolidated changed its fiscal year to a calendar year from the twelve months ended July 31. During the year ended December 31, 1995, period from August 1, 1994 to December 31, 1994 and the fiscal year ended July 31, 1994, the total compensation paid or accrued by Consolidated to Mr. Schiller was $250,000, $94,000 and $181,451, respectively.

(5) On August 7, 1995, the Company granted to Mr. Joseph G. Sicinski, president of the Company, a six-year incentive stock option to purchase an aggregate of 250,000 shares of Common Stock pursuant to the 1995 Plan at an exercise price of $2.125 per share, being the fair market value on the date of grant. The option is immediately exercisable as to 47,000 shares of Common Stock and became exercisable as to an additional 47,000 shares of Common Stock on each of January 1, 1996, 1997, 1998 and 1999 and became exercisable as to the remaining 15,000 shares of Common Stock on January 1, 2000. In March 1996, the Company, replaced such option with an incentive stock option to purchase an aggregate of 800,000 shares of Common Stock at $1.125, being the fair market value on the date of grant, which is immediately exercisable as to 80,000 shares and become exercisable as to an additional 80,000 shares on January 1 of each year from 1997 to 2005.

         Pursuant to his employment agreement with Consolidated, Mr. Schiller received, prior to September 1, 1996, an annual salary of $250,000, subject to a cost of living increase, a bonus equal to 10% of Consolidated's net income before income taxes or cash flow, whichever is greater, in excess of $350,000. Effective September 1, 1996, Mr. Schiller's base salary was increased to $500,000. Pursuant to his employment agreement, Mr. Schiller has the right to acquire 10% of SISC's interest in its subsidiaries and investments, including its investment in the Company, at 110% of SISC's cost.

         In January 1995, Mr. Joseph G. Sicinski entered into a five-year employment agreement with the Company pursuant to which he received annual compensation of $180,000, subject to an annual cost of living increase. Effective September 1, 1996, Mr. Sicinski entered into a new employment agreement for a five-year term commencing September 1, 1996 pursuant to which he receives annual compensation of $234,000, subject to an annual cost of living increase. In addition, Mr. Sicinski is entitled to a bonus equal to 5% of the Company's income before income taxes, but not more than 200% of his salary. The Company also provides Mr. Sicinski with an automobile which he may use for personal use.

         Mr. Milton E. McNally had an employment agreement pursuant to which he received compensation of $125,000 per annum through September 30, 1995. At the closing of the Trans Global Transaction, Mr. McNally entered into a consulting agreement for a one year term. The consulting agreement provides for the payment by the Company to Mr. McNally of $5,000 per month for the first six months and $3,000 per month for the second six months.

     The Company pays its non-management directors a fee of $500 per month.

         In October 1995, the Company authorized the issuance to each of Messrs.
E. Gerald Kay and Joel S. Kanter of a five-year warrant to purchase 75,000 shares of Common Stock at $3.50 per share. In April 1996, the Company issued to each of Messrs. Lewis S. Schiller and Joseph G. Sicinski a five-year warrant to purchase 400,000 shares of Common Stock at $.50 per share and to each of Messrs. Kay, Kanter and Norman J. Hoskin, a warrant to purchase 300,000 shares of Common Stock at $.50 per share. In connection with such issuances, Messrs. Kay and Kanter agreed to the waive the right to receive the previously authorized warrants, which had not been issued. SISC has transferred warrants to purchase 650,000 shares of Common Stock to certain other persons who are officers, directors and/or key employees for or consultants to Consolidated or one or more of its subsidiaries.

         At June 30, 1996, prior to a recapitalization involving, among other things, securities owned by SISC (the "SISC Recapitalization"), the Company owed SISC approximately $1.1 million. At June 30, 1996, pursuant to the SISC Recapitalization, the Company issued to SISC 9,950 shares of Series F Preferred Stock and warrants to purchase 3,200,000 shares of Common Stock at $.50 per share in exchange for the cancellation of $750,000 principal amount of the Company's indebtedness to SISC and all of the shares of Series B, C and D Preferred Stock owned by SISC, including accrued dividends due on the Series D Preferred Stock. The 9,950 shares of Series F Preferred Stock are convertible into 9,950,000 shares of Common Stock. As a result of the SISC Recapitalization, the Company's indebtedness to SISC was reduced to $300,000, which was paid subsequent to June 30, 1996. In October 1996, SISC converted 5,000 shares of Series F Preferred Stock into 5,000,000 shares of Common Stock.

         Pursuant to Mr. Schiller's employment agreement with Consolidated, Mr. Schiller has the right to acquire 10% of SISC's interest in its subsidiaries and investments, including the Company's Common Stock, Preferred Stock and warrants held by SISC, at 110% of SISC's cost. Mr. Schiller has exercised his right to purchase 393,000 shares of Common Stock, warrants to purchase 47,500 shares of Common Stock and 2,500 shares of Series B and C Preferred Stock. In connection with the SISC Recapitalization, SISC transferred to Mr. Schiller 1,000 shares of

Series F Preferred Stock, and Mr. Schiller's shares of Series B and C Preferred Stock were canceled. The 1,000 shares of Series F Preferred Stock held by Mr. Schiller are convertible into 1,000,000 shares of Common Stock.

         Also in connection with the SISC Recapitalization, DLB, Inc. ("DLB") exchanged the shares of Series B and C Preferred Stock owned by it for 50 shares of Series F Preferred Stock which are convertible into 50,000 shares of Common Stock. DLB is owned by Mr. Schiller's wife; however, Mr. Schiller disclaims beneficial interest in DLB or any securities owned by DLB.

         The following table sets forth information concerning the exercise of options during the year ended December 31, 1995 and the year-end value of options held by the Company's chief executive officer. No other executive officers held options during the year. No SARs have been granted.

 Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

                                                                                     Number of
                                                                                     Securities             Value of
                                                                                     Underlying             Unexercised In-
                                                                                     Unexercised            the-Money
                                                                                     Options at Fiscal      Options at Fiscal
                                                                                     Year End               Year End

                                         Shares Acquired        Value                Exercisable/           Exercisable/
         Name                            Upon Exercise          Realized             Unexercisable          Unexercisable
Milton E. McNally                            --                      --                76,667/                  --/
                                                                                       15,833                   --
Lewis S. Schiller                            --                      --                 --                      --
Joseph G. Sicinski                           --                      --                47,000/                  --/
                                                                                       203,000                  --

         See "Approval of Amendment to the 1995 Long Term Incentive Plan" for information concerning the Company's stock option plans.

            APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

         The Board of Directors has proposed an amendment to the Company's certificate of incorporation which would amend Article 4 of the certificate of incorporation by increasing the number of shares of Preferred Stock, par value $.01 per share, from 2,000,000 shares to 20,000,000 shares, and increasing the number of shares of Common Stock, par value $.01 per share, from 20,000,000 to 50,000,000 shares.

As amended, the Article 4(a) of the Certificate of Incorporation would read as follows:

         "4.      (a)  The total number of shares of capital stock which the corporation is authorized to issue is 70,000,000 shares, of which:

                           "(i) 20,000,000 shares shall be designated as
Preferred Stock, and shall have a par value of $.01 per share; and

                           "(ii)  50,000,000 shares shall be designated as
Common Stock, and shall have a par value of $.01 per share."

         The adoption of the amendment would not effect any change in the Company's outstanding Common Stock.

Financial Statements

         Included as Exhibits A and B to this Proxy Statement are the Company's financial statements for the six months ended June 30, 1996 and 1995 (unaudited) and for years ended December 31, 1995 and 1994, and Management's Discussion and Analysis of Financial Condition and Results of Operations.

Vote Required

         The amendment to the certificate of incorporation requires the approval of the holders of a majority of the outstanding shares of Common Stock. The holders of the outstanding series of Preferred Stock have already approved the amendment to the certificate of incorporation.

Discussion of the Amendment

         On the Record Date, there were outstanding 17,846,651 shares of Common Stock. In addition, at such date there were issuable a maximum of (i) 2,792,332 shares of Common Stock pursuant to the Company's stock option plans, including the 1995 Long Term Incentive Plan, as proposed to be amended, (ii) 6,824,597 shares of Common Stock for issuance upon the exercise of outstanding warrants, including 5,416,245 shares issuable upon exercise of warrants held by SISC, the Company's directors and parties related to one of such directors and (iii) 5,000,000 shares of Common Stock issuable upon conversion of the Series F Preferred Stock..

         In October 1996, the Company filed a registration statement with the Securities and Exchange Commission relating to a proposed underwritten public offering of 1,250,000 units, each unit consisting of one share of Series G
 Convertible Preferred Stock ("Series G Preferred Stock") and two Series E Common Stock Purchase Warrants ("Series E Warrants"). Each share of Series G Preferred Stock is convertible into four shares of Common Stock and each Series E Warrant entitles the holder to purchase one share of Common Stock. In connection with the proposed offering, the Company may issue an additional 187,500 units to enable the underwriters to cover over-allotments in the sale of the 1,250,000 units and will grant the underwriters a unit purchase option to purchase 125,000 units. Accordingly, the Company may be required to issue 1,562,500 units, which, if all of the shares of Series G Preferred Stock are converted into Common Stock and all of the Series E Warrants are exercised, could require the Company to issue 9,375,000 shares of Common Stock. In the event that such offering is not completed, the Company will seek to obtain financing through other sources, and any such financing would also require a significant number of shares of Common Stock, which are not presently available.

         Accordingly, the Company does not have sufficient shares of Common Stock available for issuance pursuant to its existing commitments and for the purpose of raising additional capital.

         The rights of the holders of Common Stock will not be affected by the amendment. The increase in the number of authorized Common Stock and Preferred Stock will give the board of directors the power to issue additional shares either Common Stock or Preferred Stock.

         Under the Company's certificate of incorporation, the Board of Directors of the Company has authority to issue authorized and unissued shares of capital stock of any class without obtaining approval from the holders of the Common Stock. The holders of the Company's Common Stock and Preferred Stock do not have preemptive rights. The Preferred Stock provisions give the Board of Directors broad authority to issue shares of preferred stock in one or more series and to determine such matters as the dividend rate and preference, voting rights, conversion privileges, redemption provisions, liquidation preferences and other rights of each series. Each share of Common Stock is entitled to one vote. The holders of any series of preferred stock issued in the future will be entitled to such voting rights as may be specified by the Board of Directors.

         Because of the broad powers granted to the Board of Directors to issue shares of Preferred Stock and determine the rights, preferences and privileges of the holders of such series, the board has the power to issue shares of Preferred Stock in a manner which could be used as a defensive measure against a hostile takeover or to keep the board of directors in power. However, the Board of Directors has no present plans to issue shares for such purpose.

         The Board of Directors of the Company believes it will benefit the stockholders to have additional unreserved shares available for issuance in order that adequate shares may be available for the possible issuance of Common Stock, convertible Preferred Stock or convertible debt securities in connection with a possible financing of the Company's business or an acquisition, although, except for its proposed public offering, the Company has no plans, arrangements, understanding or commitments with respect to the issuance of such shares.

         The Board of Directors recommends a vote FOR the proposal.


         APPROVAL OF THE AMENDMENT TO THE 1995 LONG TERM INCENTIVE PLAN

         The Board of Directors believes that in order to attract and retain the services of executive and other key employees, it is necessary for the Company to have the ability and flexibility to provide a compensation package which compares favorably with those offered by other companies. Accordingly, in May 1995, the Board of Directors adopted, subject to stockholder approval, the 1995 Long Term Incentive Plan (the "1995 Plan"), initially covering 500,000 shares of Common Stock. The 1995 Plan was approved by the stockholders in March 1996. In April 1996, the board of directors approved, subject to stockholder approval, an increase the number of shares of Common Stock subject to the 1995 Plan to 2,000,000 shares.

         The Company also has two other stock option plans. In January 1995, the board of directors adopted the 1995 Stock Incentive Plan, pursuant to which stock options and stock appreciation rights can be granted with respect to 305,000 shares of Common Stock. At August 31, 1996, options to purchase 290,000 shares of Common Stock were granted pursuant to the 1995 Stock Incentive Plan, of which options to purchase 155,000 were exercised and options to purchase 85,000 at an exercise price of $1.00 per share were outstanding. In 1993, the Company adopted the 1993 Stock Incentive Plan (the "1993 Plan"), covering an aggregate of 150,000 shares of Common Stock. Options to purchase 124,100 shares of Common Stock at exercise prices of $3.00 as to 54,500, $5.00 as to 14,600 and $5.00 as to 55,000 shares. The exercise price of all of such options was reduced to $2.25 per share in February 1995. As of September 30, 1996, options to purchase 10,150 had expired unexercised. No options under the 1993 Plan had been exercised.

         The 1995 Plan does not have an expiration date. Set forth below is a summary of the 1995 Plan, as amended, but this summary is qualified in its entirety by reference to the full text of the 1995 Plan, as amended, a copy of which is filed as Exhibit C to this Proxy Statement. The Plan gives the Board of Directors broad authority to modify the Plan, and, in particular, to eliminate any provisions which are not required in order to meet the requirements of Rule 16b-3 of the Commission pursuant with the Exchange Act.

         The 1995 Plan, as amended, is authorized for 2,000,000 shares of the Common Stock. In the event that, at such time as there are 8,000,000 shares of Common Stock issued and outstanding, any shares of the Common Stock are issued, excluding any shares of Common Stock issued pursuant to options granted under the 1995 Plan, the number of shares of Common Stock subject to the 1995 Plan shall be automatically increased by 5% of the number of such newly issued shares. As a result of the issuance of 5,000,000 shares of Common Stock in October 1996 upon conversion of the Series F Preferred Stock, which increased the number of issued and outstanding shares of Common Stock to 17,846,651 shares, the number of shares of Common Stock subject to the 1995 Plan increased to 2,492,332 shares. If shares subject to an option under the 1995 Plan cease to be subject to such option, or if shares awarded under the 1995 Plan are forfeited, or otherwise terminate without a payment being made to the participant in the form of stock, such shares will again be available for future distribution under the 1995 Plan.

         Awards under the 1995 Plan may be made to key employees, including officers, and directors of the Company and its subsidiaries, except that members and alternate members of the stock option committee are not eligible for options under the 1995 Plan, except that the 1995 Plan provides for the automatic grant to outside directors of non-qualified options to purchase 5,000 shares on February 1st of each year, commencing February 1, 1996. The number of shares to be issued pursuant to the automatic grant will not be adjusted to reflect the Reverse Split. Messrs. Lewis S. Schiller. E. Gerald Kay, Joel S. Kanter and Norman J. Hoskin are the directors who qualify as non-management directors under the 1995 Plan. Pursuant to the Plan, Messrs. Schiller, Kay and Kanter, who were non-management directors on February 1, 1996, each received an option to purchase 5,000 shares of Common Stock at $1.03125 per share. The 1995 Plan imposes no limit on the number of officers and other key employees to whom awards may be made.

         The 1995 Plan is administered by a committee of at least two disinterested directors to be appointed by the board (the "Committee"). Any member or alternate member of the Committee shall not be eligible to receive options or stock under the 1995 Plan (except as to the automatic grant of options to directors) or under any plan of the Company or any of its affiliates. The Committee has broad discretion in determining the persons to whom stock options or other awards are to be granted, the terms and conditions of the award, including the type of award, the exercise price and term and the restrictions and forfeiture conditions. If no committee is appointed, the functions of the committee shall be performed by the board of directors. The Committee is presently comprised of Messrs.
Norman J. Hoskin and E. Gerald Kay.

         The Committee will have the authority to grant the following types of awards under the 1995 Plan: incentive or non-qualified stock options; stock appreciation rights; restricted stock; deferred stock; stock purchase rights and/or other stock-based awards. The 1995 Plan is designed to provide the Committee with broad discretion to grant incentive stock-based rights. Except for the option granted to a consultant, who is not an affiliate of the Company, no awards have been made under the 1995 Plan. All officers, including Mr. Joseph
G. Sicinski, who is also a director, are eligible for awards under the 1995
Plan.

         Tax consequences of awards provided under the 1995 Plan are dependent upon the type of award granted. The grant of an incentive or nonqualified stock options does not result in any taxable income to the recipient or deduction to the Company. Upon exercise of a nonqualified stock option, the recipient recognizes income in the amount by which the fair market value on the date of exercise exceeds the exercise price of the option, and the Company receives a corresponding tax deduction. In the case of an incentive stock option, no income is recognized to the employee, and no deduction is available to the Company, if the stock issued upon exercise of the option is not transferred within two years from the date of grant or one year from the date of exercise, whichever occurs later. However, the exercise of an incentive stock option may result in additional taxes through the application of the alternative minimum tax. In the event of a sale or other disqualifying transfer of stock issued upon exercise of an incentive stock option, the employee realizes income, and the Company receives a tax deduction, equal to the amount by which the lesser of the fair market value at the date of exercise or the proceeds from the sale exceeds the exercise price. The issuance of stock pursuant to a stock grant results in taxable income to the recipient at the date the rights to the stock become nonforfeitable, and the Company receives a deduction in such amount. However, if the recipient of the award makes an election in accordance with the Internal Revenue Code of 1986, as amended, the amount of his or her income is based on the fair market value on the date of grant rather than the fair market value on the date the rights become nonforfeitable. When compensation is to be recognized by the employee, appropriate arrangements are to be made with respect to the payment of withholding tax.

         In August 1995, the Company granted to Mr. Joseph G. Sicinski, president of the Company, six-year incentive stock options to purchase an aggregate of 250,000 shares of Common Stock pursuant to the 1995 Plan at an exercise price of $2.125 per share, being the fair market value on the date of grant. The option is immediately exercisable as to 47,000 shares of Common Stock and becomes exercisable as to an additional 47,000 shares of Common Stock on each of January 1, 1996, 1997, 1998 and 1999 and becomes exercisable as to the remaining 15,000 shares of Common Stock on January 1, 2000.

         In March 1996, the committee granted incentive stock options to purchase an aggregate of 1,310,000 shares of Common Stock at $1.125 per share, being the fair market value on the date of grant. Such options were granted to Mr. Joseph G. Sicinski, president of the Company, who received an option to purchase 800,000 shares of Common Stock, Mr. Lewis S. Schiller, chairman of the board, who received an option to purchase 150,000 shares of Common Stock, one other officer, who received an option to purchase 100,000 shares of Common Stock, and eleven other employees who received options to purchase an aggregate of 260,000 shares of Common Stock. In connection with the grant to Mr. Sicinski, he agreed to the cancellation of the previously granted incentive stock options. The options granted to Mr. Sicinski and Mr. Schiller have ten year terms, the other options have five year terms.

         The following table sets forth information concerning options granted during the year ended December 31, 1995 to the Company's president. Such options were granted pursuant to the Company's 1995 Plan. No other executive officers were granted options during the year. No SARs were granted.

                        Option Grants in Last Fiscal Year

                                                                Percent of
                                         Number of              Total Options
                                         Shares                 Granted to
                                         Underlying             Employees in          Exercise Price
         Name                            Options Granted        Fiscal Year           Per Share             Expiration Date
         ----                            ---------------        --------------        -------------         ---------------
Joseph G. Sicinski1                        250,000                  100%                $2.125                8/6/01
All current executive officers               --                      --                  --                     --
All non-officer directors                    --                      --                  --                     --
All other employees                          --                      --                  --                     --

---------


(1)        In March 1996, the Company canceled this option and granted Mr.
         Sicinski a ten-year incentive stock option to purchase 800,000 shares of Common Stock at $1.125 per share. In addition, in August 1995, SISC granted Mr. Sicinski an option to purchase 200,000 shares of Common Stock owned by SISC at $1.625 per share. In April 1996, this option was canceled, and SISC granted Mr. Sicinski an option to purchase 800,000 shares of Common Stock at $.25 per share.

Vote Required
-------------

         The approval of the amended 1995 Plan requires the approval of the holders of a majority of the outstanding shares of Common Stock.

         The Board of Directors recommends a vote FOR the Amendment to the 1995 Plan.

         No other matters may be brought before the Special Meeting.

                                          By Order of the Board of Directors

                                                  Lewis S. Schiller,
                                                           Chairman of the Board
November 8, 1996

                                                                      Exhibit A


                          INDEX TO FINANCIAL STATEMENTS


                                                                   Page
Trans Global Services, Inc. and Subsidiaries

  Report of Independent Certified Public Accountants               A-3

  Balance Sheets as of June 30, 1996 [Unaudited] and
   December 31, 1995 and 1994                                      A-4

  Statements of Operations for the six months ended
   June 30, 1996 and 1995 [Unaudited] and for the
   years ended December 31, 1995 and 1994                          A-6

  Statements of Changes in Stockholders' Equity for
   the six months ended June 30, 1996 [Unaudited]
   and for the years ended December 31, 1995 and 1994              A-7

  Statements of Cash Flows for the six months ended
   June 30, 1996 and 1995 [Unaudited] and for the
   years ended December 31, 1995 and 1994                          A-9

  Notes to Financial Statements                                    A-12

                      [This page intentionally left blank]

                          INDEPENDENT AUDITOR'S REPORT


To the Stockholders of
   Trans Global Services, Inc.
   Hauppauge, New York


                  We have audited the accompanying balance sheets of Trans Global Services, Inc. and its subsidiaries as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trans Global Services, Inc. and its subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.








                                           MORTENSON AND ASSOCIATES, P. C.
                                           Certified Public Accountants.

Cranford, New Jersey
March 27, 1996

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------


BALANCE SHEETS
--------------------------------------------------------------------------------


                                   June 30,                 December 31,
                                   --------                 ------------
                                     1996              1995              1994
                                     ----              ----              ----
                                [Consolidated]    [Consolidated]     [Combined]
                                  [Unaudited]

Assets:
Current Assets:
   Cash and Cash Equivalents     $    174,312     $   210,597     $          --
   Accounts Receivable - Net        4,939,915       4,869,116         5,427,078
   Loans Receivable - Officer          22,500          22,500                --
   Prepaid Expenses and Other
    Current Assets                    138,195          80,966            90,483
                                 ------------     -----------     -------------
   Total Current Assets             5,274,922       5,183,179         5,517,561
                                 ------------     -----------     -------------

Property and Equipment - Net           69,016          41,205            11,428
                                 ------------     -----------     -------------

Other Assets:
   Due from Affiliates              1,363,696       1,234,428                --
   Customer Lists                   2,951,019       3,063,503         3,453,468
   Goodwill - Net                     848,415         872,705           921,285
   Covenant Not-to-Compete            151,107         241,833           423,285
   Other Assets                        23,265          25,074            17,546
   Investment in Preferred Stock
    of Affiliate                    2,100,730       2,100,730                --
                                 ------------     -----------     -------------
   Total Other Assets               7,438,232       7,538,273         4,815,584
                                 ------------     -----------     -------------

   Total Assets                  $ 12,782,170     $12,762,657     $  10,344,573
                                 ============     ===========     =============


See Notes to Financial Statements.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------

BALANCE SHEETS
--------------------------------------------------------------------------------


                                   June 30,                 December 31,
                                   --------                 ------------
                                     1996              1995              1994
                                     ----              ----              ----
                                [Consolidated]    [Consolidated]     [Combined]
                                  [Unaudited]

Liabilities and Stockholders'
 Equity:
Current Liabilities:
   Cash Overdraft                $         --     $        --     $     360,306
   Accounts Payable and Accrued
    Expenses                          621,641         551,094         1,281,159
   Accrued Payroll and Related
    Taxes and Expenses              2,930,855       1,755,685           707,161
   Accrued Payroll Tax Penalties    1,175,000         700,000                --
   Loans Payable - Asset-Based
    Lender                          2,624,650       3,678,702         4,019,161
   Notes Payable - Bank                30,513          60,513                --
   Note Payable - Other               138,230         138,230           155,308
   Subordinated Debt Current
    Portion - IRS Debt                     --         700,000           800,000
                                 ------------     -----------     -------------
   Total Current Liabilities        7,520,889       7,584,224         7,323,095
                                 ------------     -----------     -------------

Other Liabilities:
   Due to Affiliates                  293,835         926,832                --
   Notes Payable - Long-Term               --              --           124,870
   Subordinated Debt Long-Term
    Portion - IRS Debt                     --              --           700,000
   Notes Payable - Related Party           --              --           884,980
                                 ------------     -----------     -------------
   Total Other Liabilities            293,835         926,832         1,709,850
                                 ------------     -----------     -------------

Commitments and Contingencies              --              --                --
                                 ------------     -----------     -------------

Stockholders' Equity:
   Preferred Stock, $.01 Par Value,
    100,000 Shares Authorized [25,000
    Shares each of Series A, B and C,
    20,000 Shares of Series D
    [Liquidation Preference of
    $1,700,000] December 31, 1994
    and 1995 and 5,000 Shares of
    Series E, December 31, 1995,
    9,950 Shares of Series F
    - June 30, 1996]                      100           1,000               950

   Common Stock, $.01 Par Value,
    4,000,000 Shares Authorized,
    Shares Issued and Outstanding
    [7,720,091 - June 30, 1996,
    3,424,609 - December 31, 1995,
    600,000 - December 31, 1994]       77,201          34,246             6,000

Capital in Excess of Par Value     10,914,179       9,831,234         1,715,300

Deferred Consulting Fees             (348,840)       (508,512)               --

Accumulated Deficit                (5,675,194)     (5,106,367)         (410,622)
                                 ------------     -----------     -------------
   Total Stockholders' Equity       4,967,446       4,251,601         1,311,628
                                 ------------     -----------     -------------
   Total Liabilities and
    Stockholders' Equity         $ 12,782,170     $12,762,657     $  10,344,573
                                 ============     ===========     =============


See Notes to Financial Statements.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------

STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                        Six months ended                      Years ended
                                                            June 30,                         December 31,
                                                   1 9 9 6            1 9 9 5           1 9 9 5           1 9 9 4
                                                   -------            -------           -------           -------
                                               [Consolidated]     [Consolidated]    [Consolidated]      [Combined]
                                                 [Unaudited]        [Unaudited]
Revenues                                        $     28,468,322  $    33,233,759  $     63,151,995  $    25,287,089

Cost of Services Provided                             26,174,852       31,356,001        59,157,016       23,704,230
                                                ----------------  ---------------  ----------------  ---------------
   Gross Profit                                        2,293,470        1,877,758         3,994,979        1,582,859
                                                ----------------  ---------------  ----------------  ---------------
Operating Expenses:
   Selling, General and Administrative
     Expenses                                          2,342,904        1,571,759         6,448,030          997,122
   Amortization - Intangibles                            230,777          315,121           455,197          308,974
   Acquisition Expenses                                       --               --           528,578               --
                                                ----------------  ---------------  ----------------  ---------------
   Total Operating Expenses                            2,573,681        1,886,880         7,431,805        1,306,096
                                                ----------------  ---------------  ----------------  ---------------
   Operating [Loss] Profit                              (280,211)          (9,122)       (3,436,826)         276,763
                                                ----------------  ---------------  ----------------  ---------------
Other Income [Expenses]:
   Interest Expense                                     (325,537)        (581,990)         (963,211)        (696,129)
   Other Income [Expense]                                 36,921            8,041           (12,890)           8,744
                                                ----------------  ---------------  ----------------  ---------------
   Total Other [Expenses] - Net                         (288,616)        (573,949)         (976,101)        (687,385)
                                                ----------------  ---------------  ----------------  ---------------
   Net Loss From Continuing Operations                  (568,827)        (583,071)       (4,412,927)        (410,622)
                                                ----------------  ---------------  ----------------  ---------------
Discontinued Operations:
   Loss from Discontinued Operations                          --          (94,533)         (247,076)              --
   Loss on Sale of Discontinued Segment                       --               --           (35,742)              --
                                                ----------------  ---------------  ----------------  ---------------
   Total Discontinued Operations                              --          (94,533)         (282,818)              --
                                                ----------------  ---------------  ----------------  ---------------
   Net Loss                                     $       (568,827) $      (677,604) $     (4,695,745) $      (410,622)
                                                ================  ===============  ================  ===============
Net Loss Per Share of Common Stock:
   Continuing Operations                        $           (.08) $          (.36) $          (1.39) $          (.68)
   Discontinued Operations                                    --               --              (.09)              --
                                                ----------------  ---------------  ----------------  ---------------
   Totals                                       $           (.08) $          (.36) $          (1.48) $          (.68)
                                                ================  ===============  ================  ===============
Weighted Average Number of Shares of
   Common Stock                                        7,016,914        1,878,280         3,172,696          600,000
                                                ================  ===============  ================  ===============

See Notes to Financial Statements.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------

STATEMENTS OF STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                                                                        Preferred   Preferred Stock
                          Preferred Stock                     Preferred Stock $.01   Stock $0.01 Par$0.01 Par Value
                          $0.01 Par Value       Preferred     Par Value Series "D"  Value Series "E"  Convertible
                          "A" Convertible    Stock $.01 Par     Convertible 6.25%      Convertible   Participating
                           Participating Value Series "B" & "C"     Redeemable        Participating   Series "F"
                           ------------- ----------------------     ----------        -------------   ----------
                            Authorized   Convertible Authorized     Authorized         Authorized     Authorized
                           25,000 Shares   25,000 Shares Each      20,000 Shares      5,000 Shares   9,950 Shares
                          Shares    Amount   Shares  Amount     Shares   Amount   Shares    Amount  Shares  Amount
                          ------    ------   ------  ------     ------   ------   ------    ------  ------  ------
Issuance of Stock at
  Inception               25,000   $   250   50,000  $    500    20,000  $   200      --  $   --       --  $  --

Net [Loss] for the Period
  Ended December 31, 1994     --        --       --        --        --       --      --      --       --     --
                         -------   -------  -------  --------  --------  -------  ------  ------  -------  -----

Balance - December 31,
  1994                    25,000       250   50,000       500    20,000      200      --      --       --     --

Acquisition of Concept        --        --       --        --        --       --      --      --       --     --

Exercise of Stock Options     --        --       --        --        --       --      --      --       --     --

Issuance of Common Stock
 - Private Placement          --        --       --        --        --       --      --      --       --     --

Issuance of Common Stock
 - Legend Stock               --        --       --        --        --       --      --      --       --     --

Issuance of Preferred
 Stock to Repay Debt          --        --       --        --        --       --   5,000      50       --     --

Issuance of Common Stock
 - Regulation S               --        --       --        --        --       --      --      --       --     --

Issuance of Below Market
  Options                     --        --       --        --        --       --      --      --       --     --

Issuance of Common Stock
  - Sale of WWR               --        --       --        --        --       --      --      --       --     --

Amortization of Deferred
  Consulting Costs            --        --       --        --        --       --      --      --       --     --

Acquisition Expenses          --        --       --        --        --       --      --      --       --     --
Issuance of Common Stock
 - Sirrom Capital             --        --       --        --        --       --      --      --       --     --

Exercise of Stock Options     --        --       --        --        --       --      --      --       --     --

Reverse Merger Costs          --        --       --        --        --       --      --      --       --     --

Forgiveness of Accrued
  Interest Prior Years        --        --       --        --        --       --      --      --       --     --

Net Loss                      --        --       --        --        --       --      --      --       --     --
                         -------   -------  -------  --------  --------  -------  ------  ------  -------  -----

Balance - December 31,
  1995 - Forward          25,000   $   250   50,000  $    500    20,000  $   200   5,000  $   50       --  $  --
                                                                                                      (continued)

See Notes to Financial Statements.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------

STATEMENTS OF STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

                           Common Stock $.01
                           -----------------
                          Par Value Authorized  Capital in                             Total
                            4,000,000 Shares    Excess of   Accumulated  Deferred   Stockholders'
                          Shares    Amount      Par Value     Deficit     Charges      Equity
                          ------    ------      ---------     -------     -------      ------
Issuance of Stock at
  Inception               600,000   $ 6,000   $ 1,715,300    $       --  $       --  $1,722,250

Net [Loss] for the Period
  Ended December 31, 1994      --        --            --      (410,622)         --    (410,622)
                          -------   -------    ----------    ----------- ----------   ----------

Balance - December 31,
  1994                    600,000     6,000     1,715,300      (410,622)         --    1,311,628

Acquisition of Concept  1,485,589    14,856       967,966            --          --      982,822

Exercise of Stock Options 767,000     7,670     3,226,366            --  (2,543,536)     690,500

Issuance of Common Stock
 - Private Placement      151,300     1,513      452,387             --          --      453,900

Issuance of Common Stock
 - Legend Stock             2,600        26          (26)            --          --           --

Issuance of Preferred
 Stock to Repay Debt           --        --      199,950             --          --      200,000

Issuance of Common Stock
 - Regulation S           390,000     3,900      996,100             --          --    1,000,000

Issuance of Below Market
  Options                      --        --      178,750             --    (178,750)          --

Issuance of Common Stock
 - Sale of WWR                 --        --    1,537,000             --          --    1,537,000

Amortization of Deferred
  Consulting Costs             --        --           --             --   2,213,774    2,213,774

Acquisition Expenses           --        --      528,578             --          --      528,578
Issuance of Common Stock
 - Sirrom Capital           3,120        31       10,499             --          --       10,530

Exercise of Stock Options  25,000       250       24,750             --          --       25,000

Reverse Merger Costs           --        --     (117,854)            --          --     (117,854)

Forgiveness of Accrued
  Interest Prior Years         --        --      111,468             --          --      111,468

Net Loss                       --        --           --     (4,695,745)         --   (4,695,745)
                         --------   -------  -----------    -----------  ----------   ----------
Balance - December 31,
  1995 - Forward        3,424,609   $34,246  $ 9,831,234    $(5,106,367) $ (508,512)  $4,251,601
                                                                                     (concluded)

See Notes to Financial Statements.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
-------------------------------------------------------------------------------

STATEMENTS OF STOCKHOLDERS' EQUITY
-------------------------------------------------------------------------------

                                                                                        Preferred   Preferred Stock
                          Preferred Stock                     Preferred Stock $.01   Stock $0.01 Par$0.01 Par Value
                          $0.01 Par Value       Preferred     Par Value Series "D"  Value Series "E"  Convertible
                          "A" Convertible    Stock $.01 Par     Convertible 6.25%      Convertible   Participating
                           Participating Value Series "B" & "C"     Redeemable        Participating   Series "F"
                           ------------- ----------------------     ----------        -------------   ----------
                            Authorized   Convertible Authorized     Authorized         Authorized     Authorized
                           25,000 Shares   25,000 Shares Each      20,000 Shares      5,000 Shares   9,950 Shares
                          Shares    Amount   Shares  Amount     Shares   Amount   Shares    Amount  Shares  Amount
                          ------    ------   ------  ------     ------   ------   ------    ------  ------  ------
Balance - December 31,
  1995 - Forwarded        25,000   $   250   50,000  $    500    20,000  $   200   5,000  $   50       --  $  --

Conversion of Series
 "A" and "E" Preferred
 Stock to Common         (25,000)     (250)      --        --        --       --  (5,000)    (50)      --     --

Issuance of Common Stock
 - Regulation S               --        --       --        --        --       --      --      --       --     --

Deferred Issuance of
 Common  Stock Related
 to Acquisition Stock
 of Concept                   --        --       --       --        --        --      --      --       --     --

Deferred Issuance of
 Common Stock Related
 to Sale of WWR               --        --       --        --        --       --      --      --       --     --

SISC Recapitalization         --        --  (50,000)     (500)  (20,000)    (200)     --      --    9,950    100

Amortization of Deferred
  Consulting Costs            --        --       --        --        --       --      --      --       --     --

Net Loss                      --        --       --        --        --       --      --      --       --     --
                         -------   -------  -------  --------  --------  -------  ------  ------  -------  -----

Balance - June 30, 1996
   [Unaudited]                --   $    --       --  $     --        --  $    --      --  $   --    9,950  $ 100
                         =======   =======  =======  ========  ========  =======  ======  ======  =======  =====
                                                                                                      (continued)

See Notes to Financial Statements.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
-------------------------------------------------------------------------------

STATEMENTS OF STOCKHOLDERS' EQUITY
-------------------------------------------------------------------------------

                           Common Stock $.01
                           -----------------
                          Par Value Authorized  Capital in                             Total
                            4,000,000 Shares    Excess of   Accumulated  Deferred   Stockholders'
                          Shares    Amount      Par Value     Deficit     Charges      Equity
                          ------    ------      ---------     -------     -------      ------
Balance - December 31,
  1995 - Forwarded      3,424,609   $34,246   $ 9,831,234  $(5,106,367) $ (508,512) $4,251,601

Conversion of Series
 "A" and "E" Preferred
 Stock to Common        2,120,000    21,200       (20,900)          --          --          --

Issuance of Common Stock
 - Regulation S           500,000     5,000       370,000           --          --     375,000

Deferred Issuance of
 Common   Stock Related
 to Acquisition Stock
 of Concept               615,482     6,155        (6,155)          --          --          --

Deferred Issuance of
 Common Stock Related
 to Sale of WWR         1,060,000    10,600       (10,600)          --          --          --

SISC Recapitalization          --        --       750,600           --          --     750,000

Amortization of Deferred
  Consulting Costs             --        --            --           --     159,672     159,672

Net Loss                       --        --            --     (568,827)         --    (568,827)
                         --------   -------   -----------   ----------- ----------   ----------
Balance - June 30, 1996
   [Unaudited]          7,720,091   $77,201   $10,914,179  $(5,675,194) $ (348,840) $4,967,446
                        =========   =======   ===========   ===========  ==========  ==========
                                                                                    (concluded)

See Notes to Financial Statements.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------

STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                             Six months ended                      Years ended
                                                                 June 30,                         December 31,
                                                        1 9 9 6            1 9 9 5           1 9 9 5           1 9 9 4
                                                        -------            -------           -------           -------
                                                    [Consolidated]     [Consolidated]    [Consolidated]      [Combined]
                                                      [Unaudited]        [Unaudited]
Operating Activities:
   Net Loss from Continuing Operations               $       (568,827) $      (583,071) $     (4,412,927) $      (410,622)
                                                     ----------------  ---------------  ----------------  ---------------
   Adjustments to Reconcile Net Loss to
     Net Cash Provided by Operating Activities:
     Depreciation and Amortization                            240,479          256,089           466,817          316,253
     Provision for Doubtful Accounts                               --               --            67,363               --
     Loss on Disposal of Property and Equipment                    --               --                --            2,542
     Charges from Option Exercise                             159,672            6,341         2,213,774               --
     Non-Cash Expenses Related to Trans Global
       Transaction                                                 --               --           528,578               --
     Common Stock Issued for Services Rendered                     --               --            10,530               --

   Changes in Assets and Liabilities:
     [Increase] Decrease in:
       Receivables                                            (70,799)        (186,535)          473,305         (271,498)
       Work in Process                                             --               --                --           22,600
       Inventories                                                 --               --            55,226               --
       Loan Receivable - Officer                                   --               --           (22,500)              --
       Prepaid Expenses and Other Current Assets              (57,229)         (15,605)          (84,852)          25,897

     Increase [Decrease] in:
       Accounts Payable and Accrued Expenses                   70,547          234,180          (544,981)        (535,841)
       Accrued Payroll Taxes and Related
         Expenses                                           1,175,170        1,050,033         1,076,504         (242,033)
       Accrued Payroll Tax Penalties                          475,000               --           700,000               --
                                                     ----------------  ---------------  ----------------  ---------------
     Total Adjustments                                      1,992,840        1,344,503         4,939,764         (683,080)
                                                     ----------------  ---------------  ----------------  ---------------
   Net Cash - Continuing Operations                         1,424,013          761,432           526,837       (1,093,702)
                                                     ----------------  ---------------  ----------------  ---------------
   Net Loss from Discontinued Operations                           --               --          (282,818)              --
   Adjustments to Reconcile Net Loss to
     Net Cash Used for Discontinued Operations:
     Depreciation and Amortization                                 --           75,061           149,906               --
     Loss on Sale of Discontinued Segments                         --               --            35,742               --
                                                     ----------------  ---------------  ----------------  ---------------
   Net Cash - Continuing Operations                                --          (19,472)          (97,170)              --
                                                     ----------------  ---------------  ----------------  ---------------
   Net Cash - Operating Activities -
     Forward                                         $      1,424,013  $       741,960  $        429,667  $    (1,093,702)

See Notes to Financial Statements.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------

STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                             Six months ended                      Years ended
                                                                 June 30,                         December 31,
                                                        1 9 9 6            1 9 9 5           1 9 9 5           1 9 9 4
                                                        -------            -------           -------           -------
                                                    [Consolidated]     [Consolidated]    [Consolidated]      [Combined]
                                                      [Unaudited]        [Unaudited]
   Net Cash - Operating Activities -
     Forwarded                                       $      1,424,013  $       741,960  $        429,667  $    (1,093,702)
                                                     ----------------  ---------------  ----------------  ---------------
Investing Activities:
   Decrease in Deferred Offering Costs and
     Other Assets                                                  --           24,783                --               --
   Capital Expenditures                                       (40,790)         (75,923)         (110,384)          (2,095)
   Cash of Merged Company                                          --          504,210           504,210               --
   Net [Advances to] and Repayments to
     Affiliates                                              (129,268)        (422,986)         (791,105)         459,241
   Net Cash of Subsidiary Sold                                     --               --           (46,600)              --
   Proceeds on Sale of Property and Equipment                      --               --                --            1,300
   Other                                                        1,809               --                --               --
                                                     ----------------  ---------------  ----------------  ---------------
   Net Cash - Investing Activities                           (168,249)          30,084          (443,879)         458,446
                                                     ----------------  ---------------  ----------------  ---------------
Financing Activities:
   Net Advances from and [Payments] to
     Asset-Based Lender                                    (1,054,052)        (707,451)         (340,459)         550,443
   Repayment of Long-Term Debt                                     --          (78,786)         (125,201)        (144,837)
   Repayment of Subordinated Debt                            (700,000)        (200,000)         (800,000)              --
   Net Advances from Affiliates                               117,003           42,941                --               --
   Net [Payments] to Affiliates                                    --               --          (201,471)              --
   Issuance of Common Stock                                   375,000          453,900         1,453,900               --
   Expenses Related to Merged Company                              --               --          (117,154)              --
   Exercise of Stock Options                                       --          690,500           715,500               --
   Cash Overdraft                                                  --               --          (360,306)         229,650
   Repayment of Note Payable                                  (30,000)              --                --               --
   Loan Repayment                                                  --          (26,908)               --               --
                                                     ----------------  ---------------  ----------------  ---------------
   Net Cash - Financing Activities                         (1,292,049)         174,196           224,809          635,256
                                                     ----------------  ---------------  ----------------  ---------------
   Net [Decrease] Increase in Cash and
     Cash Equivalents                                         (36,285)         946,240           210,597               --

Cash and Cash Equivalents - Beginning
   of Periods                                                 210,597         (360,306)               --               --
                                                     ----------------  ---------------  ----------------  ---------------
   Cash and Cash Equivalents - End of
     Periods                                         $        174,312  $       585,934  $        210,597  $            --
                                                     ================  ===============  ================  ===============

Supplemental Disclosures of Cash Flow Information:
   Cash paid during the periods for:
     Interest                                        $        325,537  $       553,212  $        909,200  $       696,129
     Income Taxes                                    $             --  $            --  $             --  $            --

See Notes to Financial Statements.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------

STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
   During the six months ended June 30, 1996, the Company had the following:
     * Issued preferred stock with a value of $750,000 to an affiliate and reduced amounts owed to such affiliate by $750,000 plus accrued interest.

   During the year ended December 31, 1995, the Company had the following:
     * Acquired the net assets of Concept Technologies Group, Inc. through a reverse merger. Total net assets of such entities acquired was $982,822 including cash of $504,210 at the date of acquisition.
     * Issued preferred stock with a value of $200,000 to an affiliate and reduced amounts owed to such affiliate by $200,000 plus accrued interest.
     * Issued stock options and received exercise proceeds of $715,500 and incurred non-cash deferred changes of $2,213,774.
     * An affiliate forgave $111,468 of accrued interest payable which has been recorded as a contribution to capital.


See Notes to Financial Statements.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
[Information as of and for the Six months
 ended June 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------

[1] Basis of Presentation

On May 8, 1995, the Company acquired all of the issued and outstanding capital stock of Trans Global Services, Inc. ["Trans Global"] and issued [a] 1,000,000 shares of Common Stock, [b] shares of a series of preferred stock that, upon the filing of a certificate of amendment to the Company's certificate of incorporation increasing the authorized Common Stock, are convertible into 2,000,000 shares of Common Stock and vote with the Common Stock [based on the number of shares of Common Stock issuable upon conversion], [c] shares of two series of preferred stock which are convertible into an aggregate of 2,500,000 shares of Common Stock if certain levels of net income before income taxes for 1995 and 1996 are attained, and [d] shares of a series of preferred stock which are not convertible, but which have an aggregate redemption price of approximately $1.7 million, and is payable from 50% of the net proceeds received by the Company from the sale of equity securities.

As a result of the acquisition of Trans Global [the "Trans Global Transaction"], [i] the principal business of the Company became the business of providing engineers, designers and other technical personnel to its clients, which include major companies in the aerospace, electronics, computer and other industries, which is Trans Global's business, and [ii] the principal stockholder of the Company became SIS Capital Corp. ["SISC"], a wholly-owned subsidiary of Consolidated Technology Group Ltd., ["Consolidated"],a publicly held company. Trans Global operates through two subsidiaries, Avionics Research Holdings, Inc. ["Holdings"], formerly ARC Acquisition Group ["ARC"] and Resource Management International, Inc. ["RMI"].

The Trans Global Transaction was accounted for as a reverse merger, with Trans Global being the surviving company. Trans Global was formed by SISC in January 1995, to hold the stock of two predecessor corporations, ARC, which was acquired by SISC in December 1993, and RMI, which was acquired by SISC in November 1994. In accounting for the reverse merger, the equity of Trans Global, as the surviving corporation, and Concept Technologies Group, Ltd., which, when referred to as the acquired corporation is referred to as "Concept", as the acquired corporation, was recapitalized as of March 31,1995. The recapitalization included the reclassification of Concept's accumulated deficit of $11,060,479 as a reduction of capital in excess of par value-common stock and the reclassification of Trans Global's March 31,1995 preferred stock and common stock to capital in excess of par value-common stock.

The Company's principal business [the "Concept business"] prior to the Trans Global Transaction was the ownership and operation of WWR Technology, Inc, ["WWR"] the Klipsch Professional Loudspeaker business, which has been discontinued. It also is the developer and owner of several proprietary technologies with applications in environmental noise cancellation, medical monitoring, defense and communications, however, such technologies have not generated any significant revenues for the Company, and those operations have also been discontinued.

As of September 30, 1995 the Company sold all of the issued and outstanding shares of capital stock of a subsidiary, WWR to SES Holdings, in consideration for which SISC released the Company from its obligations with respect to a $275,000 advance made to the Company and WWR in order to enable WWR to pay an outstanding debenture. As part of the transaction, the Company issued to SISC 1,060,000 shares of Common Stock, the delivery of which was deferred until the approval of an amendment of the Company's Certificate of Incorporation increasing its authorized common stock. WWR had, at the time of the transaction, a deficiency in stockholders' equity of approximately $1.5 million. Among WWR's liabilities was approximately $2.1 million, payable to the Company, which, based upon WWR's historical and current cash flow, would not likely be paid in the near future. This payable was satisfied through the issuance by Consolidated, the parent of SISC, of shares of a newly-created series of Consolidated preferred stock which converts on December 31, 2000 into such number of shares of Consolidated's common stock, not to exceed 2.8 million shares, as have a value equal to $2.1 million. This is on the balance sheet as investment in Preferred Stock of Affiliate.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS, Sheet #2
[Information as of and for the Six months
 ended June 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------

[1] Basis of Presentation [Continued]

The balance sheet information at December 31, 1995 reflects the consolidated financial position of the Company with Trans Global as the surviving entity and the sale of WWR stock. The results of operations for the twelve months ended December 31, 1995 and the cash flows for the twelve months ended December 31, 1995 reflect the operations of Trans Global from the beginning of the period.

[2] Summary of Significant Accounting Policies

Principles of Consolidation - The consolidated financial statements include the accounts of Concept Technologies Group, Inc. and Trans Global and its affiliates, ARC and RMI. All intercompany transactions have been eliminated in consolidation.

Principles of Combination - The 1994 combined financial statements include the accounts of Trans Global and its affiliates [the "Company"], ARC and RMI. All intercompany transactions have been eliminated in combination.

The combined financial statements reflect the combined financial position of Trans Global, ARC and RMI as of December 31, 1994 and the results of operations of ARC from January 1, 1994 to December 31, 1994 and of RMI from November 22, 1994 [period of acquisition] to December 31, 1994.

Receivables - The Company finances a majority of its receivables from an asset-based lender under agreements entered into in August 1994. The agreements have a maximum availability of funds of $5,500,000. Funds can be advanced in an amount equal to 85% of the total face amount of outstanding and unpaid receivables, with the asset-based lender having the right to reserve 15% of the outstanding and unpaid receivables financed. The interest rate is equal to the base lending rate of an agreed upon bank, which was 8.25% at December 31, 1995 plus 2% and a commission of .3% of the receivables financed. The asset-based lender has a security interest in all accounts receivables, contract rights, personal property, fixtures and inventory of the Company. At December 31,1995 and 1994, the total amount advanced by the asset-based lender was $3,678,702 and $4,019,161, respectively. The weighted average interest rate on this short-term borrowing outstanding as of December 31, 1995 is approximately 11%.

Prepaid Expenses and Other Current Assets - Prepaid expenses consist of approximately $78,000 of prepaid insurance.

Property and Equipment - Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using straight-line and accelerated methods over the estimated useful lives of the respective assets. Estimated useful lives range from 3 to 10 years as follows:

Furniture and Fixtures                                           5 - 7  years
Leasehold Improvements                                          5 - 10  years
Transportation Equipment                                         3 - 4  years
Equipment                                                       5 - 10  years

Expenditures for maintenance and repairs, which do not improve or extend the life of the respective assets are expensed currently while major repairs are capitalized.

Revenue Recognition - The Company records revenue as services are provided by engineering personnel.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS, Sheet #3
[Information as of and for the Six months
 ended June 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------

[2] Summary of Significant Accounting Policies [Continued]

Loss Per Share - reflects the weighted average number of shares issued during the period [ including shares for which the issuance has been deferred but with respect to which the consideration has been received by the Company]. With respect to the year ended December 31, 1995, additional shares were to be issued by the Company, but the persons to whom such shares were to be issued agreed to defer receipt of the shares until the Company increases its authorized common stock. Such shares were issued upon the filing of an amendment to the Company's certificate of incorporation increasing the authorized capital stock. Such an amendment was approved by the Company's board of directors, in May 1995 and by stockholders in March 1996. The consideration for such shares is included in additional paid in capital. Upon the issuance of the shares, the par value of the shares will be transferred from additional paid in capital to common stock. At December 31, 1995, the total number of shares to be so issued was 1,800,482 of which 1,460,000 were issuable to SISC. Common Stock equivalents are not included in the computation since their effect would be anti-dilutive.

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk - The Company extends credit to customers which results in accounts receivable arising from its normal business activities and does not require its customers to collateralize their payables to the Company. It routinely assesses the financial strength of its customers and believes that its accounts receivable credit risk exposure is limited. Such estimate of the financial strength of such customers may be subject to change in the near term.

[3] Going Concern Considerations

The accompanying consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As shown in the consolidated financial statements, the Company incurred a net loss of $4,695,745 for the year ended December 31, 1995, and has accumulated a deficit to that date of $5,106,367. The continuation of the Company as a going concern is dependent upon its ability to obtain additional and more favorable financing and proceeds from a proposed public offering. All of these factors had raised substantial doubt about the ability of the Company to continue as a going concern.

Such substantial doubt has been alleviated due to the Company's availability of substantial additional funding under its existing financing arrangements and the approximately $2 million in financing to be made available in connection with a proposed public offering. Additionally, the $4.7 million loss for 1995 was due primarily to non-cash expenses as evidenced by the Company's ability to generate positive cash flow of $210,597 for the year. Another factor is the Company's ability to replace certain former contracts with contracts that will generate higher gross profit margins.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS, Sheet #4
[Information as of and for the Six months
 ended June 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------

[4] Property and Equipment

Property and equipment at December 31, 1995 and 1994 is as follows:

                                                     1 9 9 5           1 9 9 4
                                                     -------           -------

Equipment                                 $          253,279   $      223,109
Furniture and Fixtures                               180,452          169,027
Leasehold Improvements                                 1,039            1,039
                                          ------------------   --------------
Total - At Cost                                      434,770          393,175
Less: Accumulated Depreciation                       393,565          381,747
                                          ------------------   --------------
   Total                                  $           41,205   $       11,428
   -----                                  ==================   ==============

Depreciation expense charged to operations was $11,820 in 1995 and $5,973 in 1994.

[5] Intangibles

The Company acquired its subsidiaries [See Note 1] during 1994. As part of the purchase agreement, the Company acquired customer lists, a restrictive covenant and goodwill. The intangible assets acquired and the related amortization on the straight-line method are summarized as follows:

                                                                        Accumulated                  Net of
                                                                        Amortization               Amortization
                                         Life                           December 31,               December 31,
                                        Years            Cost             1 9 9 5                     1995
Customer Lists                            15        $    3,374,477    $       310,974         $       3,063,503
Goodwill                                  20        $      971,623    $        98,918         $         872,705
Covenants Not-to-Compete                   5        $      907,257    $       665,424         $         241,833

Management has determined that expected future cash flows exceed the carrying value of the intangibles at December 31, 1995. It is at least reasonably possible that management's estimate of expected future cash flows will change, in the near term.

[6] Subordinated Debt

The Company, as part of its acquisition of RMI, agreed to assume a certain debt for delinquent taxes owed to the Internal Revenue Service. The total outstanding amount of the debt was $2,000,000, of which $500,000 was paid at the closing of the acquisition of RMI. The remaining $1,500,000 is payable in 15 monthly installments of $100,000 commencing May 31, 1995. The remaining balance as of December 31, 1995 is $700,000. No interest is being charged on this obligation. Such agreement requires the Company to be in compliance with current IRS Regulations concerning the timely deposit of Federal employment and withholding taxes [See Note 11].

[7] Related Party Transactions

During the period ended December 31, 1995, the Company borrowed from SISC $48,529 . Interest is accumulated at 10% per annum. The Company also advanced $1,041,105 to companies affiliated to SISC. The Company exchanged $200,000 of debt to SISC for 5,000 shares of Series E Convertible Participating Preferred Stock [See Note 15].

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS, Sheet #5
[Information as of and for the Six months
 ended June 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------

[7] Related Party Transactions [Continued]

During the period ended December 31, 1994, the Company received $1,276,577 in loans from parties which are related by common control. Interest is accumulated at 10% per annum. The Company also advanced $391,597 to companies affiliated to such related party. The net balance, exclusive of interest, as of December 31, 1994 is $884,980

Also see Notes 14 and 15.

[8] Notes Payable

Bank - Note payable to bank in the amount of $60,513 is payable on demand. The note bears interest at 9.45%. The Company is not current remitting monthly payments of principal and interest and is therefore in default.

Other - Note payable to former stockholders of an acquired subsidiary due September 1996 with interest at 7%.

[9] Income Taxes

For financial reporting purposes at December 31, 1995, the Company has net operating loss carryforwards of approximately $4,800,000 expiring by 2010. The Tax Reform Act of 1986 includes provisions which may limit the net operating loss carryforwards available for use in any given year if certain events occur including significant changes in stock ownership.

The expiration dates of net operating loss carryforwards are as follows:

December 31,                                            Amount

   2007                                             $           --
   2008                                                         --
   2009                                                    400,000
   2010                                                  4,400,000
                                                    --------------

   Total                                            $    4,800,000
   -----                                            ==============

A deferred tax asset arising primarily from the benefits of net operating loss carryforwards of approximately $1,900,000 is offset by an allowance of $1,900,000.

[10] Commitments

The Company leases office space and several office machines under operating leases which expire in 1998. The following is an analysis of commitments as of December 31, 1995:

1996                                                $      142,959
1997                                                        96,894
1998                                                        56,142
Thereafter                                                      --
                                                    --------------

   Total                                            $      295,995
   -----                                            ==============

Rent expense amounted to $141,684 and $67,776 for the years ended December 31, 1995 and 1994.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS, Sheet #6
[Information as of and for the Six months
 ended June 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------

[11] Contingencies

On May 14, 1991, the Government Printing Office wrote the Company asking to be reimbursed a total of $296,292 for "unauthorized timework" on two programs. The Company has been in contact with the Department of Justice which has stated that they were declining prosecution of the Company regarding this matter. Management believes these claims are without merit and intends to contest these claims vigorously if reasserted by the Government Printing Office and believes that the ultimate disposition of this matter will not have a material adverse effect on the financial position of the Company.

Although all payroll taxes due as of December 31, 1995 have been paid, the Company was delinquent in payment of certain payroll tax obligations at such date. Although, the Company has paid approximately $314,000 in penalties to the Internal Revenue Service, which is reflected in the Statements of Operations, as selling, general and administrative expenses, it continues to contest these penalties. The estimated range of potential expense would be from $0-$700,000. The Company has accrued $700,000 in penalties which is also reflected in selling, general and administrative expense [See Note 21].

The United States Department of Labor ["DOL"] has filed a complaint against Job Shop Technical Services, Inc. ["Job Shop"] and its principal stockholder for civil violations of ERISA resulting from the failure of Job Shop to deposit employee contributions to Job Shop's 401[k] retirement plan. A similar complaint was filed by former employees of Job Shop against Job Shop, its principal stockholder and others. At November 22, 1994, the amount due to the Job Shop 401[k] plan was approximately $3.0 million, which amount may have increased since such date as a result of interest and penalties. Neither the Company nor RMI, which is the subsidiary which acquired assets and assumed certain obligations of Job Shop in November 1994, has been named as a defendant in either of such actions. The DOL has raised with the Company the possibility that RMI may be liable with respect to Job Shop's ERISA liability as a successor corporation or purchaser of plan assets, even though RMI did not assume such obligations and paid value for those assets which it did purchase. Although the Company believes that RMI is not a successor corporation to Job Shop and is not responsible for Job Shop's ERISA violations, the DOL may take a contrary position. If the DOL takes such a position and prevails, it would have a material adverse effect upon the operations of RMI and possibly the Company as a whole. Although the Company is engaged in discussions with the DOL, no assurance can be given that such discussions will result in any settlement acceptable to the Company. However, in connection with the negotiations and with the consent of the IRS, the Company paid into escrow $400,000 of the money due the IRS in connection with the agreement with the IRS relating to the acquisition of Job Shop assets.

WWR is a defendant in litigation commenced by Klipsch, Inc. claiming that the license agreement pursuant to which WWR has the right to use the Klipsch name and certain patents has terminated. The Company is the guarantor of a $530,000 note issued by WWR to a non-affiliated lender. As of December 31, 1995, the Company owed SISC approximately $925,000, which reflects the repayment by the Company of $225,000 and additional borrowings from SISC of approximately $500,000. The Company was released from its obligations for a $275,000 loan in connection with the sale of WWR.

Due to the uncertainties in the legal process it is reasonably possible that management's view of the outcomes of the above matters will change in the near term.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS, Sheet #7
[Information as of and for the Six months
 ended June 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------

[12] Fair Value of Financial Instruments

Effective December 31, 1995, the Company adopted SFAS No. 107, which requires disclosing fair value to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed therein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences or realization or settlement. The following table summarizes financial instruments by individual balance sheet accounts as of December 31, 1995:

                                              Carrying Amount       Fair Value

Debt Maturing Within One Year                     4,577,445          4,577,445
Long-Term Debt                                      926,832            926,832

For certain financial instruments, including cash and cash equivalents, trade receivables and payables, and short-term debt, it was assumed that the carrying amount approximated fair value because of the near term maturities of such obligations. The fair value of long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities. The carrying amount of long-term debt approximates fair value. The Company is contingently liable for a debt arrangement totaling $530,000 at December 31, 1995. The Company knows of no event of default which would require it to satisfy this guarantee and, therefore, the fair value of this contingent liability is considered immaterial.

[13] Economic Dependency

Three customers of the Company, accounted for 31%, 14% and 10% respectively, of the sales for 1995. Accounts receivable of approximately $1,350,000 were due from these customers collectively.

[14] Employment  and Management Contracts

In January 1995, the President of Trans Global, entered into a five-year employment agreement pursuant to which he receives annual compensation of $180,000, subject to an annual cost of living increase. In addition, he is entitled to a bonus equal to 5% of Trans Global's income before income taxes, but not more than 200% of his salary.

In January 1995, the Company entered into a consulting agreement with the Trinity Group, Inc. [Trinity], a wholly owned subsidiary of Consolidated, through March 31, 2000. Trinity is engaged in the business of providing management services to businesses and has been providing such services to the Company on an ongoing basis. Trinity is receiving monthly compensation at the rate of $10,000 per month.

[15] Stockholders Equity

At December 31, 1995 the authorized capital stock of the Company consisted of 100,000 shares of preferred stock, and 4,000,000 shares of common stock, par value $.01 per share. The Board of Directors has the right to create and to define the rights, preferences and privileges of the holders of one or more series of preferred stock. The Company authorized five series of preferred stock which are described below.

Preferred Stock:

Series A Convertible Participating Preferred Stock - 25,000 shares were issued and outstanding. The Series A Preferred Stock was automatically converted into an aggregate of 2,000,000 shares of common stock, on March 11, 1996, upon the filing of a Certificate of Amendment to the Certificate of Incorporation of the Corporation increasing the authorized shares of common stock.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS, Sheet #8
[Information as of and for the Six months
 ended June 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------

[15] Stockholders Equity [Continued]

Series B Convertible Preferred Stock - 25,000 shares were issued. Each share of Series B Preferred Stock will be automatically converted into 40 shares of common stock if either [A] the Company has income before income taxes equal by at least $500,000 for the year ended December 31, 1995; or [B] the Company has income before income taxes of at least $1,500,000 for the year ended December 31, 1996 or 1997.

Series C Convertible Preferred Stock - 25,000 shares were issued. Each share of Series C Preferred stock will be automatically converted into 60 shares of common stock if the Company has income before income taxes of at least $1,500,000 for the year ended December 31, 1996 or 1997.

Series D 6.25% Redeemable Cumulative Preferred Stock - 20,000 shares were issued. The series D preferred stock is not convertible and has an aggregate redemption value of approximately $1,700,000.

Series E Convertible Participating Preferred Stock - 5,000 shares were issued. Each share of the series E preferred stock was converted into 24 shares of common stock and was automatically converted upon the filing of a Certificate of Amendment to the Certificate of Incorporation of the Corporation increasing the authorized shares of common stock.

Common Stock - On July 12, 1995 the Company sold 390,000 shares of common stock pursuant to Regulation S of the Securities Act of 1933 and received net proceeds of $1,000,000.

Pursuant to the Trans Global Transaction, the Company was required to issue to the former owners of TGS an aggregate amount of 1,000,000 shares of common stock. At the closing, the Company issued 600,000 of those shares. The issuance of the remaining shares was deferred until March 1996, when an amendment was approved to the Company's Certificate of Incorporation increasing its authorized common stock. In a separate transaction which was contemporaneous with the Trans Global Transaction, the Company issued to certain accredited investors 151,300 shares of common stock and series A warrants to purchase 453,900 shares of common stock. The net proceeds from such sale was $453,900.

Stock Options and Warrants - Pursuant to the reverse merger, the Company issued the following common stock purchase warrants:

Series A Common Stock Purchase Warrants - Issued to certain accredited investors series A warrants to purchase an aggregate of 453,900 shares of common stock. The exercise price of the Series A warrants is $3.50 per share of common stock and are exercisable upon the effectiveness of a registration statement which includes the series A warrants and expire 45 days after the effective date of such registration statement.

Series B Common Stock Purchase Warrants - Issued to SISC and DLB, Inc. series B common stock purchase warrants to purchase an aggregate of 500,000 shares of common stock. The exercise price of the series B warrants is $3.50 per share of common stock and are exercisable upon the exercise or expiration of the series A warrants. The series B warrants expire on May 5, 1997.

Series C Redeemable Common Stock Purchase Warrants - Issued to holders of restricted shares of the Company's common stock, in consideration for the agreement of such holders to a one-year lock-up of the restricted common stock, series C redeemable common stock purchase warrants to purchase 107,740 shares of common stock. The exercise price of the warrants is $3.50 per share and are exercisable until May 5, 1997.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS, Sheet #9
[Information as of and for the Six months
 ended June 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------

[15] Stockholders Equity [Continued]

Non-Employee Directors, Consultants and Advisors Stock Plan - During the year ended December 31,1995, the Company authorized a stock option plan for Non-Employee Directors, Consultants and Advisors to provide compensation for services rendered to the Company in lieu of cash payments. At various times, the Company has registered and granted shares pursuant to the plan. During the year ended December 31, 1995, 767,000 shares were granted and exercised , at an average price of $.90 per share, resulting in $2,543,536 of deferred charge costs computed as follows:

Shares                                                                  767,000
Value of Stock at Date of Grant [Weighted Average]              $      4.216475
                                                                ---------------

                                                                      3,234,036
Exercise Price                                                         (690,500)

   Total Charges Deferred at the Time of Exercise               $     2,543,536
   ----------------------------------------------               ===============

In accordance with the agreements relating to the various parties involved, amortization of the deferred portion in the amount of $2,213,774 was charged to income from operations for the year ended December 31, 1995. The unamortized deferred consulting expense is recorded in the equity section of the balance sheet. Such deferred charges are being amortized over four years, the term of the related contracts.

On August 14, 1995 an option was granted to a consultant to purchase 110,000 shares of common stock, at a price of $1.00 per share. The value of the stock at the date of grant was $2.625 per share. The deferred charges amount to:

Shares                                                                  110,000
Value of Stock at Date of Grant [Weighted Average]              $         2,625
                                                                ---------------

                                                                        288,750
Exercise Price                                                          110,000

   Total Charges Deferred at the Time of Exercise               $       178,750
   ----------------------------------------------               ===============

The option was exercised as to 25,000 shares on October 9, 1995. Such exercise was made by a reduction in the Company's indebtedness to SISC.

1995 Long-Term Incentive Plan - In May 1995 the Board of Directors adopted, subject to stockholder approval, the 1995 Long-Term Incentive Plan [the "1995 Plan"], initially covering 500,000 shares of Common Stock. The Plan was approved in March 1996. In August 1995, the Company granted to an officer six-year incentive stock options to purchase an aggregate of 250,000 shares of Common Stock pursuant to the 1995 Plan at an exercise price of $2.125 per share, being the fair market value on the date of grant. The option is immediately exercisable as to 47,000 shares of Common Stock and becomes exercisable as to an additional 47,000 shares of Common Stock on each of January 1, 1996, 1997, 1998 and 1999 and becomes exercisable as to the remaining 15, 000 share of Common Stock on January 1, 2000 [See Note 21].

[16] Discontinued Segment

During the year ended December 31, 1995, the Company disposed of a segment of the business that was unrelated to its present line. The revenues generated by that segment amounted to $1.5 million. The loss relating to the discontinued operations was $247,000.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS, Sheet #10
[Information as of and for the Six months
 ended June 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------

[17] Fourth Quarter Data

The Company incurred a loss in the fourth quarter of $2.8 million. This loss was primarily due to the expensing of the deferred consulting costs of $2 million and accrued payroll tax penalties of $700,000.

[18] Subsequent Events

On January 6, 1996 the Company sold 500,000 shares of common stock pursuant to Regulation S of the Securities Act of 1933 and received net proceeds of $375,000.

On March 11, 1996, the Company held its annual meeting of stockholders, at which the stockholders approved an amendment to the Company's certificate of incorporation to a] change the name of the Company to Trans Global Services, Inc., and to b] change the authorized capital stock of the Company by increasing the number of authorized shares of preferred stock, par value $.01 per share, from 100,000 shares to 2,000,000 shares and increasing the number of authorized shares of common stock, par value $.01 per share, from 4,000,000 shares to 20,000,000 shares was approved.

[19] New Authoritative Accounting Pronouncements

The Financial Accounting Standards Board ["FASB"] issued Statement of Financial Accounting Standards ["SFAS"] No.121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", in March of 1995. SFAS No. 121 established accounting standards for the impairment of long-lived assets and certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 is effective for financial statements issued for fiscal years beginning after December 15, 1995. Adoption of SFAS No. 121 may have a material impact on the Company's financial statements.

The FASB has also issued SFAS No. 123, "Accounting for Stock-Based Compensation", in October 1995. SFAS No. 123 uses a fair value based method of accounting for stock options and similar equity instruments as contrasted to the intrinsic valued based method of accounting prescribed by Accounting Principles Board ["APB"] Opinion No. 25, "Accounting for Stock Issued to Employees". The Company has not decided if it will adopt SFAS No. 123 or continue to apply APB Opinion No. 25 for financial reporting purposes. SFAS No. 123 will have to be adopted for financial note disclosure purposes in any event. The accounting requirements of SFAS No. 123 are effective for transactions entered into in fiscal years that begin after December 15, 1995; the disclosure requirements of SFAS No. 123 are effective for financial statements for fiscal years beginning after December 15, 1995.

[20] Unaudited Interim Statements

The financial statements for the six months ended June 30, 1996 and 1995 are unaudited; however, in the opinion of management all adjustments [consisting solely of normal recurring adjustments] necessary to a fair presentation of the financial statements for these interim periods have been made. The results for interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS, Sheet #11
[Information as of and for the Six months
 ended June 30, 1996 and 1995 are Unaudited]
--------------------------------------------------------------------------------

[21] Subsequent Events [Unaudited]

In March 1996, the Company amended its certificate of incorporation increasing the authorized Preferred Stock to 3,000,000 shares and the authorized Common Stock to 20,000,000 shares. At the time of the amendment, the 25,000 shares of Series A Convertible Preferred Stock and the 5,000 shares of Series E Preferred Stock automatically, without any action on the part of the holder, became converted into 2,000,000 and 120,000 shares of Common Stock, respectively.

In April 1996, the committee granted incentive stock options to purchase an aggregate of 1,310,000 shares of common stock at $1.125 per share, being the fair market value on the date of grant. Such options were granted to Mr. Joseph
G. Sicinski, president of the company, who received an option to purchase 800,000 shares of common stock, Mr. Lewis S. Schiller, chairman of the board of the Company, who received an option to purchase 150,000 shares of common stock, one other officer, who received an option to purchase 100,000 shares of common stock, and eleven other employees who received options to purchase an aggregate of 260,000 shares of common stock. In connection with the grant to Mr. Sicinski, he agreed to the cancellation of the previously granted incentive stock options. The option granted to Messrs. Schiller and Sicinski have a ten year term, and the other options have five year terms [See Note 15].

At June 30, 1996, the May 8, 1995 merger [See Note 1] was recapitalized pursuant to which the Company issued to SISC 9,950 shares of Series F Preferred Stock and warrants to purchase 3,200,000 shares of Common Stock at $.50 per share in exchange for the cancellation of $750,000 principal amount of the Company's debt to SISC and all of the shares of Series B, C and D Preferred Stock owned by SISC, including accrued dividends due on the Series D Preferred Stock. The 9,950 shares of Series F Preferred Stock are convertible into 9,950,000 shares of common stock. As a result of the SISC Recapitalization, the Company's obligations to SISC was reduced to $300,000, which was paid subsequent to June 30, 1996. In October 1996, SISC converted 5,000 shares of Series F Preferred Stock into 5,000,000 shares of common stock.

In July 1996, the Company raised $2 million from the sale of common stock through a regulation S offering.

In August 1996, the Company entered into an agreement with the IRS to pay its delinquent payroll taxes, interest and penalties. The Company paid $1.3 million and has agreed to pay the balance in eight equal monthly installments of $150,000, commencing in September 1996, with the remaining balance of $300,000 to be paid in May 1997. The IRS has agreed to subordinate its lien to the lien of the Company's asset-based lender provided that the Company is in compliance with current IRS regulations concerning the timely deposit of Federal employment and withholding taxes [See Note 11].


                           . . . . . . . . . . . . . .

                                                                      Exhibit B


                           TRANS GLOBAL SERVICES, INC.
         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATION

Results of Operations

    The following information relates to the business of the Company and TGS for the periods covered. The only business conducted by the Company is the technical temporary staffing services business, which was conducted by TGS and its affiliated companies prior to the completion of the Trans Global Transaction. The business conducted by the Company prior to the Trans Global Transaction is no longer conducted by the Company and is treated as discontinued operations. References to the Company operations prior to January 1995, when the Company was organized, relate to the operations of Avionics and RMI as subsidiaries of SISC.

Six Months Ended June 30, 1996 and 1995

    Revenue from technical temporary staffing services is based on the hourly cost of payroll plus a percentage. The success of the Company's business will be dependent upon its ability to generate sufficient revenues to enable it to cover its fixed costs and other operating expenses, and to reduce its variable costs, principally its interest. Under its agreements with its clients, the Company is required to pay its employees and pay all applicable Federal and state withholding and payroll taxes prior to receipt of payment from the clients. Furthermore, the Company's payments from its clients are based upon the hourly rate paid to the employee, without regard to when payroll taxes are payable with respect to the employee. Accordingly, the Company's cost of services are greater during the first part of the year, when Federal Social Security taxes and state unemployment and related taxes, which are based on a specific level of compensation, are due. Thus, until the Company satisfies its payroll tax obligations, it will have a lower gross margin than after such obligations are satisfied. Furthermore, to the extent that the Company experiences turnover in employees, its gross margin will be adversely affected. For example, in 1996, Social Security taxes are payable on the first $62,700 of compensation. Once that level of compensation is paid with respect to any employee, there is no further requirement for the Company to pay Social Security tax for such employee. Since most of the Company's employees receive compensation in excess of that amount, the Company's costs with respect to any employee are significantly higher during the period when it is required to pay Social Security taxes than it is after such taxes have been paid.

    For the six months ended June 30, 1996 (the "June 1996 period"), the Company had revenues of $28.5 million reflecting a 14.3% decrease from the revenue of $33.2 million during the six months ended June 30, 1995 (the "June 1995 period"). This decrease is attributed to the loss of a contract on January 1, 1996, from one of the Company's larger customers in the aerospace industry. By June 30, 1996, the Company had increased its revenue base so that at such date, the annual rate of revenue was substantially the same as it was prior to the loss of the customer. During the June 1996 period, 57.3% of the Company's revenue was derived from three clients. See "Business -- Markets and Marketing." The Company's gross margin for the June 1996 period was 8.1%, as compared to 5.7% for the June 1995 period. The increase is a result of the higher gross margins on the new sales by the Company as compared with the lower gross margin on the contract that was lost.

    Selling, general and administrative expenses were approximately $2.3 million, or 8.2% of revenue, for the June 1996 period and $1.6 million, or 4.7% of revenue, for the June 1995 period. This percentage increase is primarily attributed to the lower revenue in 1996 compared to 1995, penalties of $475,000 for late withholding tax payments and amortization expenses of $160,000 related to the issuance of securities for consulting services. In addition, the increase in selling, general and administrative expenses, as a percent of revenue, reflects the 14% decline in revenue.

    The Company finances its payroll obligations by borrowing from an asset-based lender at an interest rate of 2% in excess of prime. The Company also pays a fee of .30% of the face amount of the invoices financed, regardless of the amount borrowed against the invoice. This reflects a reduction in the financing charges resulting from a June 1995 amendment to its borrowing agreement. Prior to the amendment, the Company paid interest at a rate of 4% in excess of prime and a fee of 1% of its borrowings relating to RMI's operations. The borrows are secured by a security interest in all of the Company's assets. At June 30, 1996, such borrowings were $2.7 million. The ability of the Company to operate profitably is dependent in part upon its ability to reduce its financing costs. The interest rates (exclusive of the fee) payable by the Company at June 30, 1996 and 1995 were 10.25% and 12.25%. During the June 1996 period and the June 1995 period, the average outstanding borrows decreased 21% from $3.3 million to $2.6 million. As a result, the Company was able to reduce both its finance rates and outstanding borrows from the June 1995 period to the June 1996 period. The Company's interest expense for the June 1996 period was approximately $326,000, as compared to $582,000 for the June 1995 period, reflecting a decrease of 44%.

    The Company has not provided for income taxes for the June 1996 period due to a current period loss. Federal and state tax benefits have not been recognized for the June 1996 period since, under SFAS No. 109, "Accounting for Income Taxes," the Company has determined that more likely than not the deferred tax asset will not be realized.

Years Ended December 31, 1995 and 1994

    For the year ended December 31, 1995, the Company had revenues of $63.2 million, reflecting a 150% increase in revenue from the revenue of $25.3 million during 1994. During 1994, the Company's operations consisted of Avionics for the entire year and RMI from November 22, 1994, the date of the acquisition of Job Shop assets. The increase in revenue in 1995 reflected the inclusion of the operations of RMI for the entire year, as well as an increase in revenue from Avionics' clients resulting from its increased marketing effort. The increase in costs of sales from $23.7 million for 1994 to $59.2 million for 1995 also reflects the inclusion of the operations of RMI. The gross margin was 6.3% for 1995 and 6.2% for 1994.

    Selling, general and administrative expenses increased by 540% from $1.0 million for 1994 to $6.4 million for 1995. This increase reflects a number of factors, including (i) $2.3 million from the issuance of securities for consulting services, (ii) $2.0 million managing expenses relating to the operations of RMI; and (iii) $1.0 million of penalties resulting from late withholding tax payments. Although the Company has been taking steps to reduce overhead, it is possible that selling, general and administrative expenses may continue at modestly reduced levels for the short-term future. In 1994, selling, general and administrative expenses reflected a $159,000 credit resulting from the refund of a withholding tax penalty previously paid by the Company.

    During 1995, the Company also incurred approximately $528,000 of acquisition expenses reflecting the value of securities issued in connection with the Trans Global Transaction. The acquisition expenses reflect the value of Common Stock issued to a finder in connection with the Trans Global Transaction and in consideration of agreements by certain of the Company's stockholders to enter into lock-up agreements. The delivery of such shares of Common Stock was deferred until after the Company's certificate of incorporation was amended to increase its authorized Common Stock. See Note 14 of Notes to Trans Global Services, Inc. Consolidated Financial Statements.

    Amortization of customer lists and other intangible assets increased by 47% during 1995 from $309,000 to $455,000, reflecting the increased amortization resulting from the November 1994 acquisition of Job Shop assets. During 1994, the amortization related primarily to the December 1993 acquisition of Avionics.

    The Company incurred an operating loss for 1995 of $3.4 million, compared an with operating income of $411,000 for 1994. The increase in the loss reflects
(i) the substantial increase in selling, general and administrative expenses,
(ii) the acquisition expenses relating to the Trans Global Transaction and (iii) the increased amortization of intangibles.

    The Company's interest expense reflects principally its obligations due to its asset-based lender. In June 1995, the Company effected a reduction in the financing costs under its agreement with its asset-based lender for borrows by RMI. The interest rate (exclusive of the fee) payable by the Company at December 31, 1995 was 10.25%. In 1995, the average outstanding borrows increased 147% from $1.5 million to $3.7 million. The increase in outstanding borrows reflected the inclusion of the operations of RMI for the entire year in 1995. As a result, although the Company was able to reduce its finance rates from 1994 to 1995, finance costs increased 38.4% from $696,000 for 1994 to $963,000 for 1995.

    As a result of the foregoing, the Company sustained a loss from continuing operations of $4.38 million, or $1.44 per share, for 1995 as compared with a loss of $411,000, or $.68 per share, for 1994.

    At September 30, 1995, the Company disposed of WWR, which operated its loudspeaker business. Such business is reflected as a discontinued operation. This operation generated a loss of approximately $25,000 for 1995. After giving effect to the loss from discontinued operations, the Company's net loss for 1995 was $4.7 million, or $1.44 per share.

Years Ended December 31, 1994 and 1993

    The results of operations for the Company for 1994 reflect the operations of Avionics for the entire year and the operations of RMI from November 22, 1994, when RMI acquired assets of Job Shop. Avionics was acquired in December 1993. RMI acquired assets of Job Shop, including its customer list, in exchange for 750,000 shares of common stock of Consolidated, the sole stockholder of SISC, and the payment of certain of Job Shop's obligations to the IRS pursuant to a settlement agreement with the IRS.

    The Company has sustained losses since its organization. Although the Company had an operating profit of $277,000 on revenue of $25.3 million for the year ended December 31, 1994, it shows a loss of $411,000 for the year principally as a result of interest expense of $696,000. Selling, general and administrative expenses in 1994 were affected by a credit of $159,000 representing a refund of a tax penalty previously paid. Net income was also affected by the amortization of intangibles of $309,000, a significant portion resulted from the November 1994 acquisition of Job Shop assets.

    The operations of Job Shop from January 1, 1994 to November 22, 1994 showed an operating profit of $206,000 and a net loss of $1.9 million on revenue of $39.5 million. Job Shop's interest expense for the period was $871,000.

    During 1994, the Company financed its payroll obligations by borrowing from an asset-based lender at interest rates of 2% and 4% in excess of prime. The Company also paid a fee of .33% and 1.0% of the face amount of the invoices financed, regardless of the amount borrowed against the invoice. At December 31, 1994, such borrows were $4.0 million, which was the maximum available under its borrowing formula. The interest rates payable by the Company at December 31, 1994 were 9.65% as to $1.5 million and 11.65% as to $2.5 million. The combined interest expense for the Company and Job Shop during 1994 was approximately $1.6 million.

Liquidity and Capital Resources

    As of June 30, 1996, the Company had a working capital deficit of $2.2 million. Its working capital deficit reflects (a) $2.6 million due to the Company's asset-based lender, (b) payroll taxes and related expenses of $2.9 million, (c) accrued payroll tax penalties of $1.2 million and (d) accounts payable and accrued expenses of $620,000. In addition, at such date, the Company owed approximately $300,000 to SISC, the Company's principal stockholder, which was paid subsequent to June 30, 1996.

    At June 30, 1996, the Company required additional capital to enable it to expand its operations. The principal source of funds, other than its asset-based lender, is from the sale of securities. In July 1996, the Company raised $2 million from the sale of Common Stock and used such funds principally to pay tax obligations.

    At September 30, 1996, the Company owed approximately $3.5 million to its asset-based lender. The Company has been advised that, as a result of a change in its general lending policies, the asset-based lender is reducing the Company's maximum borrowing availability to $1 million, effective in late October 1996, which date has been orally extended until January 1997. Although the Company is seeking an extension of the effectiveness in the reduction of the available credit and is seeking alternative financing sources, no assurance can be given that the Company can or will be able to obtain either an extension or an alternate financing source, the failure of which could have a material adverse effect upon the Company.

    The Company and its subsidiaries have certain outstanding notes. One of these notes, issued by WWR in the amount of $400,000, is guaranteed by SISC and certain entities which are affiliated with a director of the Company. The Company has guaranteed the guarantee obligations of such entities. The Company's obligation on its guarantee continues notwithstanding the sale of WWR to an affiliate of SISC in September 1995.

    In November 1994, RMI purchased assets of Job Shop. The DOL has raised with the Company the possibility that RMI may be liable with respect to Job Shop's ERISA liability as a successor corporation or purchaser of plan assets, even though RMI did not assume such obligations and paid value of those assets which it did purchase. At November 22, 1994, the date of the purchase of the Job Shop assets, the amount due to the Job Shop 401(k) plan was approximately $3.0 million, which amount may have increases since such date as a result of interest and penalties. Although the Company believes that RMI is not a successor corporation to Job Shop and is not responsible for Job Shop's ERISA violations, the DOL may take a contrary position. The Company and the DOL are currently engaged in discussions. If an agreement cannot be reached by the parties involved and the DOL prevails in court, it could have a material adverse effect upon the operations of RMI and possibly the Company as a whole.

    In May 1991, prior to the acquisition of Avionics by the Company, the Government Printing Office wrote Avionics asking for reimbursement of approximately $300,000 for allegedly unauthorized work on two programs. Although the Company believes that these claims are without merit and intends to contest these claims vigorously if reasserted, it believes that the ultimate disposition of this matter will not have a material adverse affect on the Company's consolidated financial position.

    In August 1996, the Company entered into an agreement with the IRS to pay its delinquent payroll taxes, interest and penalties. The Company paid $1.3 million and has agreed to pay the balance in eight equal monthly installments of $150,000, commencing in September 1996, with the remaining balance of $300,000 to be paid in May 1997. The IRS has agreed to subordinate its lien to the lien of the Company's asset-based lender provided that the Company is in compliance with current IRS regulations concerning the timely deposit of Federal employment and withholding taxes.

                                                                      Exhibit C

                           TRANS GLOBAL SERVICES, INC.

                      Amended 1995 Long Term Incentive Plan

1.  Purpose; Definitions.

    The purpose of the Trans Global Services, Inc. 1995 Long Term Incentive Plan (the "Plan") is to enable Trans Global Services, Inc. (the "Company") to attract, retain and reward key employees of the Company and its Subsidiaries and Affiliates, and others who provide services to the Company and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such key employees and such other persons and the Company's stockholders, by offering such key employees and such other persons incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.

    For purposes of the Plan, the following terms shall be defined as set forth below:

    (a) "Affiliate" means any corporation, partnership, joint venture or other entity, other than the Company and its Subsidiaries, that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

    (b)  "Board" means the Board of Directors of the Company.

    (c) "Book Value" means, as of any given date, on a per share basis (i) the stockholders' equity in the Company as of the last day of the immediately preceding fiscal year as reflected in the Company's consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by (ii) the number of then outstanding shares of Stock as of such year-end date, as adjusted by the Committee for subsequent events.

    (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

    (e) "Commission" means the Securities and Exchange Commission or any successor thereto.

    (f) "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

    (g) "Company" means Trans Global Services, Inc., a Delaware corporation, or any successor corporation.

    (h) "Deferred Stock" means an award made pursuant to Section 8 of the Plan of the right to receive Stock at the end of a specified deferral period.

    (i) "Disability" means disability as determined under procedures established by the Committee for purposes of this Plan.

    (j) "Disinterested Person" shall have the meaning set forth in Rule 16b-3(d)(3) as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

    (k) "Early Retirement" means retirement, with the express consent for purposes of this Plan of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate pursuant to the early retirement provisions of the applicable pension plan of such entity.

    (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended, from time to time, and any successor thereto.

    (m) "Fair Market Value" means, as of any given date, the market price of the Stock as determined by or in accordance with the policies established by the Committee in good faith; provided, that, in the case of an Incentive Stock Option, the Fair Market Value shall be determined in accordance with the Code and the Treasury regulations under the Code.

    (n) "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422A of the Code.

    (o) "Non-Management Director" means a director of the Company who is not otherwise employed or engaged as a consultant by the Company or any Subsidiary or Affiliate, provided, however, that any person who is employed by Consolidated Technology Group Ltd. or any of its subsidiaries and is an officer of the Company but does not receive compensation from the Company shall be deemed a Non-Management Director.

    (p) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

    (q) "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Affiliate on or after age 65.

    (r) "Other Stock-Based Award" means an award under Section 10 of the Plan that is valued in whole or in part by reference to, or is otherwise based on, Stock.

    (s) "Plan" means this Trans Global Services, Inc. 1995 Long Term Incentive Plan, as hereinafter amended from time to time.

    (t) "Restricted Stock" means an award of shares of Stock that is subject to restrictions under Section 7 of the Plan.

    (u)  "Retirement" means Normal Retirement or Early Retirement.

    (v) "Stock" means the common stock, par value $.01 per share, of the Company or any class of common stock into which such common stock may hereafter be converted or for which such common stock may be exchanged as part of a recapitalization, reorganization or similar transaction;

    (w) "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 of the Plan to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such award or Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in Paragraph 6(b)(ii) of the Plan and (ii) the aggregate exercise price of such Stock Option or base price with respect to such award (or the portion thereof which is surrendered).

    (x) "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 of the Plan.

    (y) "Stock Purchase Right" means the right to purchase Stock pursuant to
Section 9 of the Plan.

    (z) "Subsidiary" means any corporation or other business association, including a partnership (other than the Company) in an unbroken chain of corporations or other business associations beginning with the Company if each of the corporations or other business associations (other than the last corporation in the unbroken chain) owns equity interests (including stock or partnership interests) possessing 50% or more of the total combined voting power of all classes of equity in one of the other corporations or other business associations in the chain.

    In addition, the terms "Change in Control," Potential Change in Control" and "Change in Control Price" shall have meanings set forth, respectively, in Paragraphs 11(b), (c) and (d) of the Plan and the term "Cause" shall have the meaning set forth in Paragraph 5(b)(viii) of the Plan.


2.  Administration.

    (a) The Plan shall be administered by a Committee of not less than two Disinterested Persons, who shall be appointed by the Board and who shall serve at the pleasure of the Board. If and to the extent that no Committee exists which has the authority to so administer the Plan, the functions of the Committee specified in the Plan shall be exercised by the Board. Notwithstanding the foregoing, in the event that the Company is not subject to the Exchange Act or in the event that the administration of the Plan by a Committee of Disinterested Persons is not required in order for the Plan to meet the test of Rule 16b-3 of the Commission under the Exchange Act, or any subsequent rule, then the Committee need not be composed of Disinterested Persons. As long as said Rule 16b-3 requires, as a condition to the officers and directors obtaining the benefit of such rule, that the Committee be composed of Disinterested Persons, each member or alternate member of the Committee shall not be entitled to any grants under the Plan (except grants pursuant to Paragraph 4(b) of the Plan) or under any other plans of the Corporation or its affiliates, except to the extent that participation in a plan would not cause such person to cease being a Disinterested Person for purposes of said Rule 16b-3.

    (b) The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers and other persons eligible under Section 4 of the Plan:
 Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards. In particular, the Committee shall have the authority:

                  (i) to select the officers and other eligible persons to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards may from time to time be granted pursuant to the Plan;

                  (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards, or any combination thereof, are to be granted pursuant to the Plan, to one or more eligible persons;

                  (iii) to determine the number of shares to be covered by each such award granted pursuant to the Plan;

                  (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted under the Plan, including, but not limited to, the share price or exercise price and any restriction or limitation, or any vesting, acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall, in its sole discretion, determine;

                  (v) to determine whether, to what extent and under what circumstances a Stock Option may be settled in cash, Restricted Stock and/or Deferred Stock under Paragraph 5(b)(x) or (xi) of the Plan, as applicable, instead of Stock;

                  (vi) to determine whether, to what extent and under what circumstances Option grants and/or other awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis with other awards under the Plan and/or cash awards made outside of the Plan in a manner whereby the exercise of one award precludes, in whole or in part, the exercise of another award, or on an additive basis;

                  (vii) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant, including any provision for any determination or method of determination of the amount (if any) deemed be earned on any deferred amount during any deferral period;

                  (viii) to determine the terms and restrictions applicable to Stock Purchase Rights and the Stock purchased by exercising such Rights; and

                  (ix) to determine an aggregate number of awards and the type of awards to be granted to eligible persons employed or engaged by the Company and/or any specific Subsidiary, Affiliate or division and grant to management the authority to grant such awards, provided that no awards to any person subject to the reporting and short-swing profit provisions of Section 16 of the Exchange Act may be granted awards except by the Committee.

    (c) The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan and any agreements relating thereto, and otherwise to supervise the administration of the Plan.

    (d) All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

3.  Stock Subject to Plan.

    (a) The total number of shares of Stock reserved and available for distribution under the Plan shall be two million (2,000,000) shares of Common Stock, plus five percent (5%) of any increase (other than as a result of the issuance of Stock pursuant to the

Plan or Options or other stock-based incentives granted pursuant to the Plan) in the number of shares of Stock above eight million (8,000,000) shares (the "base number of shares") which are issued subsequent to the adoption of the Plan by the Board; provided, however that in no event shall the total number of shares of Common Stock reserved and available for distribution under the Plan at any time exceed the amount by which the number of shares of Stock authorized by the Company's certificate of incorporation exceed the number of shares of Stock then outstanding. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. In the event that awards are granted in tandem such that the exercise of one award precludes the exercise of another award then, for the purpose of determining the number of shares of Stock as to which awards shall have been granted, the maximum number of shares of Stock issuable pursuant to such tandem awards shall be used.

    (b) Subject to Paragraph 6(b)(v) of the Plan, if any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Restricted Stock or Deferred Stock award, Stock Purchase Right or Other Stock-Based Award granted under the Plan are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

    (c) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, stock distribution, reverse split, combination of shares or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the base number of shares, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number and purchase price of shares subject to outstanding Stock Purchase Rights under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

4.  Eligibility.

    (a) Officers and other key employees and directors of the Company and its Subsidiaries and Affiliates (but excluding, except as to Paragraph 4(b) of this Plan, members of the Committee and any person who serves only as a director) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan.

    (b) On each February 1 of each year commencing February 1, 1996, each person who is a Non-Management Director on such date, shall be granted nonqualified options to purchase five thousand (5,000) shares of Common Stock (or such lesser number of shares of Common Stock as remain available for grant at such date under the Plan, divided by the number of Non-Management Directors at such date). Such options shall be exercisable, beginning six months after the date of grant, at a price per share equal to the greater of the Fair Market Value on the date of grant or the par value of one share of Stock, and such Option shall expire on the earlier of (i) ten years from the date of grant, or (ii) twelve (12) months from the date such Non-Management Director ceases to be a director of the Company if such Non-Management Director ceases to be a director because of his death or Disability or (iii) seven (7) months from the date such Non-Management Director ceases to be a director if such Non-Management Director ceases to be a director other than as a result of his death or Disability. The provisions of this Paragraph 4(b) may not be amended more than one (1) time in any six (6) month period other than to comport with changes in the Code or the Employee Retirement Income Security Act ("ERISA") or the rules thereunder.

5.  Stock Options.

    (a) Administration. Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).

    (b) Option Grants. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee, in its sole discretion, shall deem desirable:

                  (i) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant.

                  (ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than twelve (12) years after the date the Option is granted.

                  (iii) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall, in its sole discretion, determine;

                  (iv)  Method of Exercise.

                           (A)  Subject to whatever installment exercise
provisions apply under Paragraph 5(b)(iii) of the Plan, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument, securities or property as the Committee may accept. As and to the extent determined by the Committee, in its sole discretion, at or after grant, payments in full or in part may also be made in the form of Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee).

                           (B)  If payment of the option exercise price of a
Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, the Stock issuable upon such exercise (and any replacement shares relating thereto) shall remain (or be) restricted or deferred, as the case may be, in accordance with the original terms of the Restricted Stock award or Deferred Stock award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions or deferral limitations, unless otherwise determined by the Committee, in its sole discretion, at or after grant.

                           (C) No shares of Stock shall be issued until full
payment therefor has been received by the Company. In the event of any exercise by note or other instrument, the shares of Stock shall not be issued until such note or other instrument shall have been paid in full, and the exercising optionee shall have no rights as a stockholder until such payment is made.

                           (D)  Subject to Paragraph 5(b)(iv)(C) of the Plan,
an optionee shall generally have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Paragraph 14(a) of the Plan.

                  (v) Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

                  (vi) Termination by Death. Subject to Paragraph 5(b)(ix) of the Plan with respect to Incentive Stock Options, if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

                  (vii) Termination by Reason of Disability or Retirement. Subject to Paragraph 5(b)(ix) of the Plan with respect to Incentive Stock Options, if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of a Disability or Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of one year (or such other period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such one-year period (or such other period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability or Normal or Early Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422A of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

                  (viii) Other Termination. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee's employment by the Company and any Subsidiary or Affiliate terminates for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate; provided, however, that if the optionee is involuntarily terminated by the Company or any Subsidiary or Affiliate without Cause, including a termination resulting from the Subsidiary, Affiliate or division in which the optionee is employed or engaged, ceasing, for any reason, to be a Subsidiary, Affiliate or division of the Company, such Stock Option may be exercised, to the extent otherwise exercisable on the date of termination, for a period of three months (or seven months in the case of a person subject to the reporting and short-swing profit provisions of Section 16 of the Exchange Act) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever is shorter. For purposes of this Plan, "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty.

                  (ix)  Incentive Stock Options.

                           (A)  Anything in the Plan to the contrary
notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
Section 422A of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422A.

                           (B) To the extent required for "incentive stock
option" status under Section 422A(b)(7) of the Code (taking into account applicable Treasury regulations and pronouncements), the Plan shall be deemed to provide that the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (within the meaning of Section 425 of the Code) after 1986 shall not exceed $100,000. If Section 422A is hereafter amended to delete the requirement now in Section 422A(b)(7) that the plan text expressly provide for the $100,000 limitation set forth in Section 422A(b)(7), then this Paragraph 5(b)(ix)(B) shall no longer be operative and the Committee may accelerate the dates on which the incentive stock option may be exercised.

                           (C)  To the extent permitted under Section 422A of
the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:

                                    (I)  If (x) a participant's employment is
terminated by reason of death, Disability or Retirement and (y) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Paragraphs 5(b)(vi) and (vii) of the Plan, applied without regard to the $100,000 limitation contained in Section 422A(b)(7) of the Code, is greater than the portion of such option that is immediately exercisable as an "incentive stock option" during such post-termination period under Section 422A, such excess shall be treated as a Non-Qualified Stock Option; and

                                    (II)  if the exercise of an Incentive Stock
Option is accelerated by reason of a Change in Control, any portion of such option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422A(b)(7) of the Code shall be treated as a Non-Qualified Stock Option.

                  (x) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Stock, Deferred Stock or Restricted Stock an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

                  (xi) Settlement Provisions. If the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Deferred or Restricted Stock which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Deferred or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

6.  Stock Appreciation Rights.

    (a)  Grant and Exercise.

                  (i) Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

                  (ii) A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

                  (iii) A Stock Appreciation Right may be exercised by an optionee, subject to Paragraph 6(b) of the Plan, in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in said Paragraph 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

    (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

                  (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of this Section 6 and
Section 5 of the Plan; provided, however, that any Stock Appreciation Right granted to an optionee subject to Section 16(b) of the Exchange Act subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term, except that this special limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period. The exercise of Stock Appreciation Rights held by optionees who are subject to Section 16(b) of the Exchange Act shall comply with Rule 16b-3 thereunder to the extent applicable.

                  (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares of Stock, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise. When payment is to be made in cash, such amount shall be based upon the Fair Market Value of the Stock on the date of exercise, determined in accordance with any provisions of said Rule 16b-3 during the applicable period referred to in Rule 16b-3(e).

                  (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Paragraph 5(b)(v) of the Plan.

                  (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

                  (v) In its sole discretion, the Committee may grant Stock Appreciation Rights that become exercisable only in the event of a Change in Control and/or a Potential Change in Control, subject to such terms and conditions as the Committee may specify at grant; provided that any such Stock Appreciation Rights shall be settled solely in cash.

                  (vi) The Committee, in its sole discretion, may also provide that, in the event of a Change in Control and/or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.

7.  Restricted Stock.

    (a) Administration. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock, subject to Paragraph 7(b) of the Plan, the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may, in its sole discretion, determine. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

    (b)  Awards and Certificates.

                  (i) The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

                  (ii) The purchase price for shares of Restricted Stock may be equal to or less than their par value and may be zero.

                  (iii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying the price, if any, required under Paragraph 7(b)(ii).

                  (iv) Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

                  (v) The Committee shall require that (A) the stock certificates evidencing shares of Restricted Stock be held in the custody of the Company until the restrictions thereon shall have lapsed, and (B) as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Restricted Stock covered by such award.

    (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

                  (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

                  (ii) Except as provided in this paragraph 7(c)(ii) and Paragraph 7(c)(i) of the Plan, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any regular cash dividends paid out of current earnings. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Paragraph 14(e) of the Plan, in additional Restricted Stock to the extent shares are available under Section 3 of the Plan, or otherwise reinvested. Stock dividends, splits and distributions issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued, and the Committee may require the participant to deliver an additional stock power covering the shares issuable pursuant to such stock dividend, split or distribution. Any other dividends or property distributed with regard to Restricted Stock, other than regular dividends payable and paid out of current earnings, shall be held by the Company subject to the same restrictions as the Restricted Stock.

                  (iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant's employment with the Company and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

                  (iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares, and other property held by the Company with respect to such Restricted Shares, shall be delivered to the participant promptly.

    (d) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem Stock Option or performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

8.  Deferred Stock.

    (a) Administration. Deferred Stock may be awarded either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Paragraph 8(b). The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall, in its sole discretion, determine. The provisions of Deferred Stock awards need not be the same with respect to each recipient.

    (b) Terms and Conditions. The shares of Deferred Stock awarded pursuant to this Section 8 shall be subject to the following terms and conditions:

                  (i) Subject to the provisions of this Plan and the award agreement referred to in Paragraph 8(b)(vi) of the Plan, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Paragraph 8(b)(v) of the Plan, where applicable), share certificates representing the shares covered by the Deferred Stock award shall be delivered to the participant or his legal representative.

                  (ii) Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested, all as determined at or after the time of the award by the Committee, in its sole discretion.

                  (iii) Subject to the provisions of the award agreement and this Section 8, upon termination of a participant's employment with the Company and any Subsidiary or Affiliate for any reason during the Deferral Period for a given award, the Deferred Stock in question will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

                  (iv) Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of such award.

                  (v) A participant may elect to further defer receipt of an award (or an installment of an award) for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least twelve months prior to completion of the Deferral Period for such Deferred Stock award (or such installment).

                  (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

    (c) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem Stock Option or performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a deferred stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

9.  Stock Purchase Rights.

    (a) Awards and Administration. The Committee may grant eligible participants Stock Purchase Rights which shall enable such participants to purchase Stock (including Deferred Stock and Restricted Stock):

                  (i)  at its Fair Market Value on the date of grant;

                  (ii) at percentage of such Fair Market Value on such date, such percentage to be determined by the Committee in its sole discretion;

                  (iii)  at an amount equal to Book Value on such date; or

                  (iv) at an amount equal to the par value of such Stock on such date.

    The Committee shall also impose such deferral, forfeiture and/or other terms and conditions as it shall determine, in its sole discretion, on such Stock Purchase Rights or the exercise thereof. The terms of Stock Purchase Rights awards need not be the same with respect to each participant. Each Stock Purchase Right award shall be confirmed by, and be subject to the terms of, a Stock Purchase Rights Agreement.

    (b) Exercisability. Stock Purchase Rights shall generally be exercisable for such period after grant as is determined by the Committee not to exceed sixty
(60) days. However, the Committee may provide, in its sole discretion, that the Stock Purchase Rights of persons potentially subject to Section 16(b) of the Exchange Act shall not become exercisable until six months and one day after the grant date, and shall then be exercisable for ten trading days at the purchase price specified by the Committee in accordance with Paragraph 9(a) of the Plan.

10. Other Stock-Based Awards.

    (a)  Administration.

                  (i) Other awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock ("Other Stock-Based Awards"), including, without limitation, performance shares, convertible preferred stock (to the extent a series of preferred stock has been or may be created by, or in accordance with a procedure set forth in, the Company's certificate of incorporation), convertible debentures, warrants, exchangeable securities and Stock awards or options valued by reference to Fair Market Value, Book Value or performance of the Company or any Subsidiary, Affiliate or division, may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock or Stock Purchase Rights granted under the Plan and/or cash awards made outside of the Plan.

                  (ii) Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such award shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

    (b) Terms and Conditions. Other Stock-Based Awards made pursuant to this
Section 10 shall be subject to the following terms and conditions:

                  (i) Subject to the provisions of this Plan and the award agreement referred to in Paragraph 10(b)(v) of the Plan, shares of Stock subject to awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

                  (ii) Subject to the provisions of this Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 10 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

                  (iii) Any award under Section 10 and any Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.

                  (iv) In the event of the participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations (if any) imposed with respect to any or all of an award pursuant to this Section 10.

                  (v) Each award under this Section 10 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and by the participant.

                  (vi) Stock (including securities convertible into Stock) issued on a bonus basis under this Section 10 may be issued for no cash consideration.

11. Change in Control Provisions.

    (a) Impact of Event. In the event of a "Change in Control," as defined in Paragraph 11(b) of the Plan, or a "Potential Change in Control," as defined in Paragraph 11(c) of the Plan, but, with respect to a Potential Change of Control, only if and to the extent so determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination), the following acceleration and valuation provisions shall apply:

                  (i) Any Stock Appreciation Rights outstanding for at least six months and any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

                  (ii) The restrictions and deferral limitations applicable to any Restricted Stock, Deferred Stock, Stock Purchase rights and Other Stock-Based Awards, in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested.

                  (iii) The value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and Other Stock-Based Awards, in each case to the extent vested, shall unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be purchased by the Company ("cashout") in a manner determined by the Committee, in its sole discretion, on the basis of the "Change in Control Price" as defined in Paragraph 11(d) of the Plan as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

    (b) Definition of "Change in Control". For purposes of Paragraph 11(a) of the Plan, a "Change in Control" means the happening of any of the following:

                  (i) When any "person" (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) of the Exchange Act, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary and any trustee of such plan acting as trustee) directly or indirectly becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing twenty percent or more of the combined voting power of the Company's then outstanding securities;

                  (ii) When, during any period of twenty-four consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death, Disability or Retirement to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of, or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Paragraph 11(b)(ii); or

                  (iii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

    (c) Definition of Potential Change in Control. For purposes of Paragraph 11(a) of the Plan, a "Potential Change in Control" means the happening of any one of the following:

                  (i) The approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 11(b) of the Plan; or

                  (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan or any trustee of such plan acting as such trustee) of securities of the Company representing five percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

    (d) Change in Control Price. For purposes of this Section 11, "Change in Control Price" means the highest price per share paid in any transaction reported on the principal stock exchange on which the Stock is traded or the average of the highest bid and asked prices as reported by NASDAQ, or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the sixty-day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights or, where applicable, the date on which a cashout occurs under Paragraph 11(a)(iii).

12. Amendments and Termination.

    (a) The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right (or Limited Stock Appreciation Right), Restricted or Deferred Stock award, Stock Purchase Right or Other Stock-Based Award theretofore granted, without the optionee's or participant's consent, and no amendment will be made without approval of the stockholders if such amendment requires stockholder approval under state law or if stockholder approval is necessary in order that the Plan comply with Rule 16b-3 of the Commission under the Exchange Act or any substitute or successor rule or if stockholder approval is necessary in order to enable the grant pursuant to the Plan of options or other awards intended to confer tax benefits upon the recipients thereof.

    (b) The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights or any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices.

    (c) Subject to the provisions of Paragraphs 12(a) and (b) of the Plan, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments, and, in particular, without limiting in any way the generality of the foregoing, to eliminate any provisions which are not required to included as a result of any amendment to Rule 16b-3 of the Commission pursuant to the Exchange Act.

13. Unfunded Status of Plan.

    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained in this Plan shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards under this Plan; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

14. General Provisions.

    (a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates or shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

    (c) Neither the adoption of the Plan nor the grant of any award pursuant to the Plan shall confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

    (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

    (e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 of this Plan for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards).

15. Effective Date of Plan.

    The Plan shall be effective as of the date the Plan is approved by the Board, subject to the approval of the Plan by a majority of the votes cast by the holders of the Company's Common Stock at the next annual or special meeting of stockholders. Any grants made under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan by such stockholders.

16. Term of Plan.

    Stock Option, Stock Appreciation Right, Restricted Stock award, Deferred Stock award, Stock Purchase Right or Other Stock-Based Award may be granted pursuant to the Plan, until this Plan shall be terminated, but awards granted prior to such termination may extend beyond that date. Notwithstanding the foregoing, no Incentive Stock Option may be granted after the tenth (10th) anniversary of the date this Plan was approved by the Board, although Incentive Stock Options granted prior to such date may extend beyond such date.

PROXY
-----

                           TRANS GLOBAL SERVICES, INC.

              Special Meeting of Stockholders -- November 21, 1996

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints Lewis S. Schiller and Joseph G. Sicinski or either one of them acting in the absence of the other, with full power of substitution or revocation, proxies for the undersigned, to vote at a Special Meeting of Stockholders of Trans Global Services, Inc. (the "Company"), to be held at 8:45 a.m., local time, on Thursday, November 21, 1996, at the Sheraton Park Avenue Hotel, 45 Park Avenue, New York, New York 10016, and at any adjournment or adjournments thereof, according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

(1) To approve an amendment to the Company's certificate of incorporation to change the authorized capital stock of the Company by increasing the number of authorized shares of preferred stock, par value $.01 per share, from 2,000,000 shares to 20,000,000 shares and increasing the number of authorized shares of common stock, par value $.01 per share, from 20,000,000 shares to 50,000,000 shares:

FOR [ ]           AGAINST [ ]                        ABSTAIN [ ]

(2) To approve the an amendment to the Company's 1995 Long-Term Incentive Plan increasing the number of shares of Common Stock subject to such
         Plan:

FOR [ ]           AGAINST [ ]                        ABSTAIN [ ]

all as set forth in the Proxy Statement, dated November 8, 1996.

         The shares represented by this proxy will be voted on Items 1 and 2 as directed by the stockholder, but if no direction is indicated, will be voted FOR Items 1 and 2.

         If you plan to attend the meeting please indicate below:

         I plan to attend the meeting [ ]

Dated:_____________, 1996




                                       _______________________________

                                       _______________________________
                                       (Signature(s))

                                       Please sign exactly as name(s) appear
                                       hereon. When signing as attorney,
                                       executor, administrator, trustee or
                                       guardian, please give full title as such.
                                       Please date, sign and mail this proxy in the enclosed envelope, which requires no postage if mailed in the United States.